Exhibit 99.6

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

VWF Bancorp, Inc.

Van Wert, Ohio

As Of:

February 18, 2022

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

VWF Bancorp, Inc.

Van Wert, Ohio

As Of:

February 18, 2022

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

_______________________________________

(614) 766-1426                       (614) 766-1459 FAX

February 25, 2022

Board of Directors

VWF Bancorp, Inc.

Van Wert Federal Savings Bank

976 South Shannon Street

Van Wert, Ohio 45891

To the Boards:

We hereby submit our independent appraisal of the pro forma market value of the to be issued stock of the VWF Bancorp, Inc. (the “Corporation”) which is the holding company of Van Wert Federal Savings Bank (“Van Wert Federal” or the “Bank”), Van Wert, Ohio. Such stock is to be issued in connection with the application by the Corporation to complete a stock offering, with the Corporation to own 100 percent of the stock of the Bank. This appraisal, as of February 18, 2022, was prepared and provided to the Bank in accordance with the regulatory appraisal requirements and regulations.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks throughout the U.S. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Van Wert Federal and the material provided to us by the independent auditor, Wipfli, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Van Wert Federal, with the law firm of Luse Gorman, PC, Washington, D.C., the Bank’s conversion counsel, and with Wipfli, LLP, the Bank's outside auditor. Further, we viewed the Bank’s local economy and primary market area and also reviewed the Bank's most recent Business Plan as part of our review process.

The Boards of Directors

VWF Bancorp, Inc.

Van Wert Federal Savings Bank

February 25, 2022

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation may be further updated if required and will give consideration to any new developments in Van Wert Federal’s operations that have an impact on the results of operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in an appraisal update.

It is our opinion that as of February 18, 2022, the pro forma market value or appraised value of the Corporation is $22,000,000 at the midpoint, representing 2,200,000 shares at $10 per share. The pro forma valuation range of the Corporation is from a minimum of $18,700,000 to a maximum of $25,300,000, with a maximum, as adjusted, of $29,095,000, representing 1,870,000 shares, 2,530,000 shares and 2,909,500 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of VWF Bancorp, Inc., as of February 18, 2022, is $22,000,000, at the midpoint.

Very truly yours,

KELLER & COMPANY, INC.

/s/ Keller & Company, Inc.

LIST OF EXHIBITS

NUMERICAL PAGE

EXHIBITS

1	Balance Sheets - At June 30, 2021 and December 31, 2021	71
2	Balance Sheets - At June 30, 2017 through 2020	72
3	Statements of Income for the Twelve Months Ended December 31, 2021 and for the Year Ended June 30, 2021	73
4	Statements of Income for the Years Ended June 30, 2017 through 2020	74
5	Selected Financial Information	75
6	Income and Expense Trends	76
7	Normalized Earnings Trends	77
8	Performance Indicators	78
9	Volume/Rate Analysis	79
10	Yield and Cost Trends	80
11	Net Portfolio Value	81
12	Loan Portfolio Composition	82
13	Loan Maturity Schedule	83
14	Loan Delinquencies	84
15	Nonperforming Assets	85
16	Classified Assets	86
17	Allowance for Loan Losses	87
18	Mix of Deposits	88
19	Certificates of Deposit by Rate and Maturity	89
20	Management of the Bank	90
21	Key Demographic Data and Trends	91
22	Key Housing Data	92
23	Major Sources of Employment	93
24	Unemployment Rates	94
25	Market Share of Deposits	95
26	National Interest Rates by Quarter	96
27	Thrift Stock Prices and Pricing Ratios	97
28	Key Financial Data and Ratios	102

29	Recently Converted Thrift Institutions	107
30	Acquisitions and Pending Acquisitions	108
31	Comparable Group Selection - Balance Sheets Parameters	109
32	Comparable Group Selection - Operating Performance and Asset Quality Parameters	111
33	Final Comparable Group - Balance Sheet Ratios	113
34	Final Comparable Group - Operating Performance and Asset Quality Ratios	114
35	Comparable Group Characteristics and Balance Sheet Totals	115
36	Balance Sheet - Asset Composition - Most Recent Quarter	116
37	Balance Sheet Comparison - Liability and Equity - Most Recent Quarter	117
38	Income and Expense Comparison Trailing Four Quarters	118
39	Income and Expense Comparison as a Percent of Average Assets	119
40	Yields, Costs and Earnings Ratios Trailing Four Quarters	120
41	Reserves and Supplemental Data	121
42	Valuation Analysis and Calculations	122
43	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of February 18, 2022	123
44	Pro Forma Effects of Conversion Proceeds - Minimum	124
45	Pro Forma Effects of Conversion Proceeds - Midpoint	125
46	Pro Forma Effects of Conversion Proceeds - Maximum	126
47	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted	127
48	Summary of Valuation Premium or Discount	128

ALPHABETICAL EXHIBITS

A	Background and Qualifications	130
B	RB 20 Certification	134
C	Affidavit of Independence	135

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of VWF Bancorp, Inc. (the “Corporation”), a Maryland corporation, which will be formed as part of the conversion to own all of the to-be-issued shares of common stock of Van Wert Federal Savings Bank (“Van Wert Federal” or the “Bank” ), Van Wert, Ohio. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of Conversion from a federal-chartered mutual savings bank to a federal-chartered stock savings bank.

The Application is being filed with the Federal Reserve Bank (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency (“OCC”), and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on the guidelines used by the OCC entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” in accordance with application requirements and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

Introduction (cont.)

As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended June 30, 2017 through 2021, and unaudited financial statements for the six months ended December 31, 2021, and discussed them with Van Wert Federal’s management and with Van Wert Federal’s current independent auditors, Wipfli, LLP, Eau Claire, Wisconsin. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form AC and discussed it with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have traveled Van Wert Federal’s market area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Ohio and the United States. We have also examined the competitive market within which Van Wert Federal operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Van Wert Federal to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.	DESCRIPTION OF VAN WERT FEDERAL

GENERAL

Van Wert Federal was organized in 1889 as a state-chartered mutual savings and loan association and then changed its charter to a federally chartered mutual savings bank with the name Van Wert Federal Savings Bank.

Van Wert Federal conducts its business from its main office located at 976 South Shannon Street in Van Wert, Ohio. Van Wert Federal has no branch offices. The Bank’s primary retail market area is focused on Van Wert City, while the Bank’s lending market includes all of Van Wert County.

Van Wert Federal’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Van Wert Federal is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the Office of the Comptroller of the Currency. As of December 31, 2021, Van Wert Federal had assets of $138,553,014, deposits of $112,274,392 and equity of $25,252,424.

Van Wert Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Van Wert Federal has been most active in the origination of one- to four-family loans. At December 31, 2021, 79.1 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a slightly larger 79.6 percent at June 30, 2020, with the primary sources of funds being retail deposits from residents in its local communities. The Bank had no FHLB advances. The Bank is also an originator of commercial real estate loans, home equity loans, consumer loans, construction loans and multi-family loans. Consumer loans were minimal and include loans on deposit accounts and other secured and unsecured personal loans.

General (cont.)

The Bank had cash and investments, including mortgage-backed securities, of $53.3 million, or 38.5 percent of its assets, excluding FHLB stock which totaled $1,012,900 or 0.7 percent of assets at December 31, 2021. Deposits, principal payments and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the stock conversion will be $22.0 million or 2,200,000 shares at $10 per share based on the midpoint of the appraised value of $22.0 million. The net conversion proceeds will be $20.5 million, reflecting conversion expenses of $1.50 million. The actual cash proceeds to the Bank of $10.25 million will represent 50.0 percent of the net conversion proceeds at the midpoint. The ESOP will represent 8.00 percent of the gross shares issued or 2,180,000 shares at $10 per shares sold, representing $21,800,000. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments along with the elimination of the Bank’s defined benefit plan. The Bank may also use the proceeds to expand services, expand operations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP or to purchase interest-bearing deposits and short- and intermediate-term government or federal agency securities.

The Bank has experienced a modest deposit increase of $8.2 over the past four fiscal years, with deposits increasing a total 8.8 percent from June 30, 2017, to June 30, 2021, or an average of 2.2 percent per year. From June 30, 2021, to December 31, 2021, deposits increased by $11.4 million or 11.2 percent, compared to an increase of 7.6 percent in fiscal 2021.

The Bank experienced an increase in its loan portfolio during the previous four years of 2017 to 2020, while focusing on maintaining its favorable asset quality position, on controlling its net interest margin and on maintaining a reasonable equity to assets ratio. In 2021, the Bank continued its loan growth and experienced larger loan growth than in 2020 or 2019. Equity to assets decreased from 20.33 percent of assets at June 30, 2017, to 19.96 percent at June 30, 2021, and decreased further to 18.23 percent at December 31, 2021.

General (cont.)

The primary lending strategy of Van Wert Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of commercial real estate and agricultural loans, the origination of construction loans, the origination of consumer loans, the origination of home equity loans, and the origination of commercial business loans.

The Bank’s share of one- to four-family mortgage loans has decreased slightly from 79.6 percent of gross loans at June 30, 2020, to 79.1 percent as of December 31, 2021. Commercial real estate and agricultural loans increased from 12.7 percent of loans to 13.4 percent of loans, and construction loans increased from 12.7 percent of loans to 5.8 percent from June 30, 2020, to December 31, 2021. All types of real estate loans as a group increased slightly from 98.4 percent of gross loans at June 30, 2020, to 98.8 percent at December 31, 2021. The increase in real estate loans was offset by the Bank’s decrease in consumer loans. The Bank’s share of consumer loans witnessed a decrease in their share of loans from 1.1 percent at June 30, 2020, to 0.8 percent at December 31, 2021.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances. At June 30, 2020, Van Wert Federal had $223,000 in its loan loss allowance or 0.32 percent of gross loans, and 500.28 percent of nonperforming loans with the loan loss allowance remaining at $223,000 at December 31, 2021, representing a lesser 0.29 percent of gross loans and a lesser 138.20 percent of nonperforming loans because of the Bank’s rise in nonperforming loans.

General (cont.)

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings followed by BOLI income with a continued emphasis on strengthening noninterest income and controlling noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and increasing other components of noninterest income, controlling nonperforming assets, monitoring noninterest expenses and controlling interest expense.

PERFORMANCE OVERVIEW

The financial position of Van Wert Federal at December 31, 2021, and at year end June 30, 2017 through 2021, is shown in Exhibits 1 and 2, and the earnings performance of Van Wert Federal for the twelve months ended December 31, 2021, and for the years ended June 30, 2017 through 2021, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data for Van Wert Federal at December 31, 2021, and at June 30, 2020 and 2021. It has been Van Wert Federal’s objective to increase its loans and deposits, and maintain its equity from June 30, 2020, through December 31, 2021. The most recent impact of these trends, recognizing the decline in interest rates, was a moderate increase in assets, a modest increase in loans, moderate increase in cash and deposits, with a moderate decrease in available for sale securities from June 30, 2021, to December 31, 2021. Van Wert Federal also experienced a minimal decrease in the dollar amount of equity during that period. The Bank’s increase in assets was $11.3 million or 8.9 percent from June 30, 2021, to December 31, 2021.

During the past two fiscal years, the Bank experienced its larger dollar increase in assets of $7.1 million in fiscal year 2021, which represented a moderate 5.9 percent increase in assets due to a $5.3 million increase in loans, accented by a $17.5 million increase in investments reduced by a $12.1 million decrease in cash and cash equivalents. Such increase in assets was preceded by a $4.8 million or 4.1 percent increase in assets in fiscal 2020. In the six months ended December 31, 2021, assets increased $11.3 million or 8.9 percent.

Van Wert Federal’s loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $69.5 million at June 30, 2020 to $74.4 million at June 30, 2021, and represented a total increase of $4.9 million or 7.1 percent. For the six months ended December 31, 2021, loans increased by $3.0 million or 4.0 percent to $77.4 million.

Van Wert Federal has obtained funds through deposits with no use of FHLB advances. The Bank’s competitive rates for deposits and its single office in its local market in conjunction with its focus on service have been the sources for attracting retail deposits. Deposits increased a moderate $7.1 or 7.6 percent from June 30, 2020 to June 30, 2021. For the six months ended December 31, 2021, deposits increased by $11.4 million or 11.3 percent. The Bank’s largest deposit growth period was in the six months ended December 31, 2021, when deposits increased $11.4 million or a strong 11.3 percent.

Performance Overview (cont.)

The Bank experienced a minimal increase in the dollar amount of its equity in fiscal year 2021, and then experienced a minimal decrease in equity from June 30, 2021, through December 31, 2021. The dollar amount of equity increased 0.1 percent from June 30, 2020 to June 30, 2021, and then decreased 0.6 percent from June 30, 2021, through December 31, 2021. At June 30, 2020 the Bank had equity of $25.36 million, representing a 21.10 percent equity to assets ratio and then increased to $25.39 million at June 30, 2021, representing a lower 19.96 percent equity to assets ratio due to the Bank’s increase in assets. At December 31, 2021, equity was $25.3 million and a lower 18.22 percent of assets due to the Bank’s continued growth in assets.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Van Wert Federal, providing selected income and expense data in dollars for the fiscal years of 2020 and 2021, and for the six months ended December 31, 2021.

Van Wert Federal experienced a moderate decrease in its dollar amount of interest income from fiscal 2020 to fiscal 2021. Interest income was $3.59 million in 2020 and a lesser $3.11 million in 2021, representing a decrease of $477,290 or 13.3 percent.

The Bank’s interest expense also experienced a moderate decrease from fiscal year 2020 to 2021. Interest expense decreased from $721,063 in 2020 to $452,906 in 2021, representing a decrease of $268,157 or 37.2 percent, resulting in a decrease in net interest income. Net interest income decreased $269,133 or 7.3 percent from 2020 to 2021. In the six months ended December 31, 2021, compared to the six months ended December 31, 2020, there was a modest increase in interest income of $18,550, notwithstanding the decrease in interest expense of $72,650, resulting in a dollar increase in net interest income of $91,200 or 7.0 percent for the six months ended December 31, 2021, and a modest decrease in net interest margin.

Income and Expense (cont.)

The Bank has made no provisions for loan losses in each of the past two fiscal years 2020 and 2021. The Bank also made no provisions in the six months ended December 31, 2021. The provisions were determined in recognition of the Bank’s nonperforming assets, charge-offs, repossessed assets, and industry norms. The Bank had no charge-offs in 2020 and 2021with no charge-offs in the six months ended December 31, 2021. The impact of these provisions and net charge-offs has been to provide Van Wert Federal with a general valuation allowance of $222,884 at December 31, 2021, or 0.79 percent of gross loans and 138.2 percent of nonperforming assets.

Total other income or noninterest income indicated a slight decrease from fiscal year 2020 to fiscal year 2021. In the year ended June 30, 2020 noninterest income was $214,562 or 0.18 percent of assets. In the year ended June 30, 2021, noninterest income was a similar $213,979, representing a lower 0.17 percent of assets with the ratio decrease due to the rise in assets. For the six months ended December 31, 2021, noninterest income was $108,852 or 0.08 percent of assets or 0.16 percent, annualized. Noninterest income consists primarily of service charges and other income.

The Bank’s general and administrative expenses or noninterest expenses decreased from $2.59 million for the fiscal year of 2020 to $2.58 million for the fiscal year ended June 30, 2021, representing a decrease of 0.54 percent. On a percent of average assets basis, operating expenses decreased from 2.17 percent of average assets for the fiscal year ended June 30, 2020 to 2.05 percent for the fiscal year ended June 30, 2021, and then increased to 2.47 percent for the six months ended December 31, 2021, annualized, due to one time expenses.

Income and Expense (cont.)

The net earnings position of Van Wert Federal has indicated moderate volatility. The annual net income figures for the fiscal years ended June 30, 2020 and 2021, were $411,197, $550,000 and $257,764, respectively, representing returns on average assets of 0.34 percent and 0.20 percent for fiscal years 2020 and 2021, respectively. For the six months ended December 31, 2021, Van Wert Federal had a net loss of $107,790, representing a negative return on average assets of 0.16 percent, annualized.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended December 31, 2021. The Bank’s normalized earnings eliminate any nonrecurring income and expense items. There was one adjustment to earnings, eliminating the Bank’s loss on the sale of securities by $291,000 and applying a tax rate of 21.00 percent, resulting in a change in Van Wert Federal’s net income to a higher $244,000.

Key performance indicators, including asset quality ratios and capital ratios are shown in Exhibit 8. The Bank’s return on assets decreased slightly from 0.34 percent in 2020, to 0.20 percent in fiscal year 2021 and then decreased to (0.16) percent in the six months ended December 31, 2021, annualized.

The Bank’s lower return on average equity decreased from 2020 to 2021. The return on average equity decreased from 1.63 percent in 2020 to 1.02 percent in fiscal year 2021 and than decreased to a negative 0.85 percent for the six months ended December 31, 2021, annualized.

The Bank’s net interest rate spread decreased from 2.94 percent in 2020 to 2.73 percent in 2021 and then decreased to 2.54 percent for the six months ended December 31, 2021, annualized. The Bank’s net interest margin indicated a similar trend, decreasing from 2.98 percent in 2020 to 2.72 percent in 2021, and then decreased to 2.56 percent for the six months ended December 31, 2021. Van Wert Federal’s net interest rate spread decreased 21 basis points from 2020 to 2021 and then decreased 19 basis points in the first six months of fiscal 2022. The Bank’s net interest margin followed a similar trend, decreasing 12 basis points from 2020 to 2021 and then decreased 16 basis points in the first six months of fiscal 2022.

Income and Expense (cont.)

Van Wert Federal’s ratio of interest-earning assets to interest-bearing liabilities decreased modestly from 107.34 percent at June 30, 2020 to 105.87 percent at December 31, 2021. The Bank’s decrease in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s decrease in its equity ratio.

As discussed previously, the Bank’s ratio of noninterest expenses to average assets decreased from 2.17 percent in fiscal year 2020 to 2.05 percent in fiscal year 2021 and then increased to 2.47 percent for the six months ended December 31, 2021, annualized. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income, referred to as the "efficiency ratio." The industry norm is 61.0 percent with a lower ratio indicating greater efficiency. Historically, the Bank has been characterized by lower efficiency, reflected in its higher efficiency ratio, which decreased from 107.34 percent in 2020 to 99.95 percent in 2021 and then increased to 109.66 percent for the six months ended December 31, 2021, annualized, due partially to one time expenses.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans and the ratio of nonperforming assets to assets are two fundamental indicators of asset quality. Van Wert Federal experienced an increase in its ratios of nonperforming loans and nonperforming assets to both loans and total assets from 2020 to 2021, and then a further increase in nonperforming loans to loans but a decrease in nonperforming assets in the six months ended December 31, 2021. Nonperforming assets consist of real estate owned, loans delinquent 90 days or more but still accruing, and nonaccruing loans. The Bank’s ratio of nonperforming assets to total assets was 0.12 percent at December 31, 2021, increasing from 0.04 percent at June 30, 2020 and the Bank’s ratio of nonperforming loans to loans increased from 0.06 percent at June 30, 2020 to 0.20 percent at December 31, 2021.

13

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.32 percent of loans at June 30, 2020 and a lower 0.29 percent at December 31, 2021. Van Wert Federal’s allowance for loan losses to nonperforming loans was 500.28 percent at June 30, 2020 and 138.20 percent at December 31, 2021.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year 2021 and the six months ended December 31, 2021. In fiscal year 2021, net interest income decreased $210,000, due to a decrease in interest income of $478,000, reduced by a $268,000 decrease in interest expense. The decrease in interest income was due to a decrease due to rate of $546,000, reduced by an increase due to volume of $68,000. The decrease in interest expense was due to a $215,000 decrease due to rate, accented by a $53,000 decrease due to volume.

For the six months ended December 31, 2021, net interest income increased $91,000, due to an increase in interest income of $19,000, increased by a $72,000 decrease in interest expense. The increase in interest income was due to a increase due to volume of $150,000, reduced by an decrease due to rate of $131,000. The decrease in interest expense was due to a $61,000 decrease due to rate, accented by an $11,000 decrease due to volume.

14

YIELDS AND COSTS

The overview of yield and cost trends for the fiscal years ended June 30, 2020 and 2021 and the six months ended December 31, 2020 and 2021, can be seen in Exhibit 10, which offers a summary of yields on interest-earning assets and costs of interest-bearing liabilities.

Van Wert Federal’s weighted average yield on its loan portfolio decreased 29 basis points from fiscal year 2020 to 2021, from 4.78 percent to 3.89 percent, and then decreased 33 basis points to 3.56 percent for the six months ended December 31, 2021. The yield on investment securities decreased 95 basis points from fiscal year 2020 to 2021, from 2.09 percent to 1.14 percent, and then increased 1 basis point to 1.15 percent for the six months ended December 31, 2021. The yield on other interest-earning assets decreased 188 basis points from fiscal year 2020 to 2021, from 3.64 percent to 1.76 percent, and then increased 35 basis points to 2.11 percent for the six months ended December 31, 2021. The combined weighted average yield on all interest-earning assets decreased 55 basis points to 3.18 percent from fiscal year 2020 to 2021 and then decreased 29 basis points to 2.89 percent for the six months ended December 31, 2021, and was a similar 2.94 percent at December 31, 2021.

Van Wert Federal’s weighted average cost of interest-bearing liabilities decreased 35 basis points to 0.46 percent from fiscal year 2020 to 2021, which was less than the Bank’s 55 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread of 19 basis points from 2.94 percent to 2.73 percent from 2020 to 2021. The Bank’s net interest margin decreased from 2.98 percent in fiscal year 2020 to 2.72 percent in fiscal year 2021, representing a decrease of 26 basis points. In the six months ended December 31, 2021, the Bank’s net interest rate spread decreased 19 basis points to 2.54 percent, and the Bank’s net interest margin decreased 16 basis points to 2.56 percent. The Bank’s net interest rate spread was a modestly higher 2.65 percent at December 31, 2021.

15

INTEREST RATE SENSITIVITY

Van Wert Federal monitors its interest rate sensitivity position and has focused on maintaining a moderate level of interest rate risk exposure. Van Wert Federal has adjustable-rate loans to reduce its interest rate risk exposure. Van Wert Federal recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and net portfolio value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in net portfolio value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to minimize their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, investment maturities, deposit maturities and deposit withdrawals.

Exhibit 11 provides the Bank’s EVE levels and ratios as of December 31, 2021, based on the outside firm’s calculations and the changes in the Bank’s EVE levels under rising and declining interest rates. The focus of this exposure table is a 200 basis point change in interest rates and a 100 basis point change in interest rates down.

16

Interest Rate Sensitivity (cont.)

The Bank’s percentage change in its EVE at December 31, 2021, based on a rise in interest rates of 100 basis points was a 0.23 percent increase, representing a dollar increase in equity value of $67,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE was estimated to decrease 3.79 percent or $1,084,000 at December 31, 2021. The Bank’s exposure indicates a 4.73 percent decrease based on a 200 basis point increase in interest rates, representing $1,353,000.

The Bank’s post shock EVE to asset ratio based on a 200 basis point rise in interest rates is 20.30 percent and indicates a 3 basis point increase from its 20.27 percent based on no change in interest rates.

The Bank is aware of its minimal interest rate risk exposure under rapidly rising rates and minimal exposure under falling rates. The Bank plans to maintain its balance and share of adjustable-rate commercial real estate loans as well as residential ARM loans and adjustable-rate agricultural loans. The Bank will focus on increasing its post shock EVE ratio, recognizing that the planned stock offering will immediately strengthen the Bank’s post shock EVE ratio.

17

LENDING ACTIVITIES

Van Wert Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate loans, agricultural loans, consumer and home equity loans and commercial loans. Exhibit 12 provides a summary of Van Wert Federal’s loan portfolio, by loan type, at June 30, 2020 and 2021, and at December 31, 2021.

The primary and predominant loan type for Van Wert Federal has been residential loans secured by one- to four-family dwellings, representing a strong 79.1 percent of the Bank’s gross loans as of December 31, 2021. The share of this loan type has decreased from 79.6 percent at June 30, 2020, and decreased from 79.6 percent at June 30, 2021. The second largest real estate loan type as of December 31, 2021, was commercial real estate loans, which constituted a moderate 9.3 percent of gross loans compared to 9.0 percent as of June 30, 2020, and 8.5 percent as of June 30, 2021. The third largest real estate loan category as of December 31, 2021, was agricultural real estate loans, which represented a modest 4.1 percent of gross loans compared to a lesser 3.7 percent as of June 30, 2020. These three real estate loan categories represented a strong 92.5 percent of gross loans at December 31, 2021, compared to a similar 92.3 percent of gross loans at June 30, 2020, and a similar 92.0 percent at June 30, 2021.

Nonmortgage consumer loans and home equity loans represented a minimal 1.3 percent of gross loans at December 31, 2021, compared to 1.4 percent at June 30, 2020, and a similar 1.3 percent at June 30, 2021. The Bank’s consumer loans include savings account loans and secured and unsecured personal loans.

Commercial loans represented a minimal 0.4 percent of gross loans at December 31, 2021, compared to 0.5 percent at June 30, 2020, and 0.4 percent at June 30, 2021. The Bank’s overall mix of loans has changed slightly from June 30, 2020, to December 31, 2021, with the share of one- to four-family loans decreasing, offset by an increase in commercial real estate loans.

18

Lending Activities (cont.)

The focus of Van Wert Federal’s residential mortgage loan activity is on properties located in Van Wert Federal’s primary market area focused on Van Wert County. The Bank offers fixed-rate residential mortgage loans and adjustable-rate residential mortgage loans. Fixed-rate residential mortgage loans have a maximum term of 30 years with most originations today having terms of 15, 20 or 30 years. The Bank’s fixed-rate residential mortgage loans conform to FHLMC underwriting standards. The Bank’s ARM residential loans have initial terms of five, seven or ten years and then adjust to a one term with an annual rate cap of 2.0 percent and 6.0 percent over the life of the loan.

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80.0 percent at Van Wert Federal, even though the Bank is permitted to make loans up to a 90.0 percent loan-to-value ratio for first mortgage loans on owner-occupied one- to four-family dwellings, including construction loans of the same type. While the Bank does make loans up to 90.0 percent of loan-to-value, the Bank may require private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio and normally requires a higher FICO credit score for the borrower.

Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on most loans.

Van Wert Federal has also been an originator of fixed-rate and adjustable-rate commercial real estate loans and agricultural loans in the past and will continue to make agricultural and commercial real estate loans. As previously indicated, the Bank had a combined total of $11.7 million in commercial real estate and agricultural loans at December 31, 2021, representing 14.64 percent of gross loans, compared to a lesser $10.5 million or 14.8 percent of gross loans at June 30, 2020. The major portion of commercial real estate loans are secured by small retail establishments, churches, small office buildings, and other owner-occupied properties used for business. The agricultural and commercial real estate loans are fully amortizing with a term of up to 20 years. The maximum loan-to-value ratio does not exceed 80.0 percent and 75.0 percent for nonowner-occupied properties.

19

Lending Activities (cont.)

The Bank also originates home equity loans and home equity lines of credit. Home equity loans normally have a term of 10 years. Home equity lines of credit have an adjustable interest rate tied to the prime rate published by The Wall Street Journal and a loan-to-value ratio of no more than 90.0 percent of value. Home equity lines of credit have a term of up to five years.

Van Wert Federal is an originator of other consumer loans, with all consumer loans totaling $675.763 at December 31, 2021, representing 0.8 percent of gross loans. The focus of the Bank’s other consumer loans is farm equipment loans, savings account loans and secured and unsecured personal loans.

Exhibit 13 provides a loan maturity schedule and breakdown and summary of Van Wert Federal’s loans by fixed or adjustable-rate, indicating a predominance of fixed-rate loans. It should be noted, however, that a significant share of the loans classified as having fixed rates are residential mortgage loans with longer contractual maturities. At December 31, 2021, the Bank had a minimal 1.1 percent of its loans due on or before December 31, 2022, or in one year or less, with a modest 3.4 percent due by December 31, 2026, or in one to five years. Van Wert Federal had a strong 73.5 percent of loans in fixed-rate loans and 26.5 percent in adjustable-rate loans at December 31, 2021.

20

NONPERFORMING ASSETS

Van Wert Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions through many regions of the country. There has been a moderate decrease in nonperforming assets in 2020 and 2021 in the industry.

Any increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans, construction loans and nonowner-occupied single-family loans. Van Wert Federal experienced a slight increase in nonperforming assets from June 30, 2020 to December 31, 2021, but continues to be below industry norms.

It is normal procedure for Van Wert Federal’s board to review all delinquent loans on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. When a loan is delinquent, the Bank sends a notice to the borrower. If the borrower remains delinquent for 60 days, a phone call by the collections officer is made to discuss future payments. The Bank initiates both written and oral communication with the borrower if the loan remains delinquent.

If the loan remains delinquent for 120 days, the loan is brought to the board for possible foreclosure. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate during the delinquency. Once the board declares a loan due, a certified letter is sent to the borrower explaining that the entire balance is due. The borrower is permitted thirty additional days to submit payment. If the borrower does not respond, Van Wert Federal will initiate foreclosure proceedings.

Exhibit 14 provides a summary of Van Wert Federal’s delinquent loans at June 30, 2020 and 2021, and at December 31, 2021. Delinquent loans include loans 30 to 59 days past due, loans 60 to 89 days past due and loans 90 days or more past due. The Bank had $1,464,000 in delinquent loans at December 31, 2021, compared to a much lesser $96,000 at June 30, 2020. The delinquent loans included 68.7 percent in loans 30 to 59 days past due at December 31, 2021, compared to a lesser zero percent at June 30, 2020. The delinquent loans consisted entirely of residential real estate loans, at December 31, 2021, and also at June 30, 2020 and June 30, 2021.

21

Nonperforming Assets (cont.)

Exhibit 15 provides a summary of Van Wert Federal’s nonperforming assets at June 30, 2020 and 2021, and at December 31, 2021. Nonperforming assets are defined as loans 90 days or more past due, nonaccruing loans, troubled debt restructurings and real estate owned. The Bank carried lower balances of nonperforming assets in each of the periods. Van Wert Federal’s nonperforming assets were $45,000 at June 30, 2020, and a higher $161,000 at December 31, 2021, which represented 0.04 percent of assets at June 30, 2020, and 0.12 percent or assets at December 31, 2021. The Bank’s nonperforming assets included $161,000 in nonaccrual loans, no real estate owned and no loans 90 days or more past due at December 31, 2021, and $9,000 in nonaccrual loans, $35,000 in loans 90 days or more past due and no real estate owned at June 30, 2020. The Bank had $41,000 in troubled debt restructurings at December 31, 2021, and a similar $47,000 at June 30, 2020.

Van Wert Federal’s classified assets were less than its nonperforming assets at June 30, 2020 and 2021, and at December 31, 2021. The classified assets include loans classified as substandard, doubtful and loss and do not include loans classified as special mention. The Bank’s classified assets were 0.03 percent of assets at June 30, 2020, 0.14 percent at June 30, 2021, and 0.03 percent at December 31, 2021, as indicated in Exhibit 16. The Bank’s classified assets consisted entirely of substandard assets, with no assets classified as doubtful or loss at June 30, 2020 and 2021, and at December 31, 2021.

Exhibit 17 shows Van Wert Federal’s allowance for loan losses at June 30, 2020 and 2021, and at December 31, 2020 and 2021, indicating the activity and the resulting balances. Van Wert Federal indicated no change in its balance of allowance for loan losses which was $222,884 at June 30, 2020 and 2021, and also at December 31, 2020 and 2021. The Bank had no provisions for loan losses of in fiscal 2020 or in fiscal 2020 or in the six months ended December 31, 2020 ad 2021 and also had no recoveries in any of these periods.

22

Nonperforming Assets (cont.)

The Bank had no net charge-offs in fiscal 2020 or fiscal 2021 and none during the six months ended December 31, 2020 and 2021. The Bank’s ratio of allowance for loan losses to gross loans was 0.32 percent at June 30, 2020, and a similar 0.29 percent at December 31, 2021. Allowance for loan losses to nonperforming loans was 500.28 percent at June 30, 2020, and a lesser 138.20 percent at December 31, 2021.

INVESTMENTS

The Bank’s investment and securities portfolio, excluding interest-bearing deposits, has been comprised of U.S. government and federal agency obligations, municipal securities and mortgage-backed securities. The Bank’s investments are all carried at fair market value and totaled $18.3 million, excluding interest-bearing deposits.

DEPOSIT ACTIVITIES

The mix of deposits by type at June 30, 2020 and 2021, and at December 31, 2021, is provided in Exhibit 18. There has been a moderate change in the Bank’s total deposits and a modest change in the deposit mix during that twenty-one month period. Total deposits increased from $93.8 million at June 30, 2020 to $100.9 million at June 30, 2021, followed by an increase to $112.3 million at December 31, 2021, representing a net twenty-one month increase of $18.5 million or 19.7 percent and an annualized increase of 13.1 percent. Certificates of deposits decreased from $41.4 million at June 30, 2020 to $37.2 million at December 31, 2021, representing a decrease of $4.2 million or 10.1 percent, while savings, MMDA, demand and checking accounts increased $17.7 million or 33.8 percent from $52.4 million at June 30, 2020 to $70.1 million at December 31, 2021.

23

Deposit Activities (cont.)

The Bank’s share of certificates of deposit to total deposits experienced a decrease from 44.2 percent of deposits at June 30, 2020 to a modestly lower 33.2 percent of deposits at December 31, 2021, offset by an increase in the share of savings, MMDA, demand and checking accounts, which increased from 55.8 percent at June 30, 2020 to 66.8 percent at December 31, 2021.

The deposit category experiencing the strongest growth in dollars from June 30, 2020, to December 31, 2021, was savings accounts, which increased $12.4 million during that time period; and the category experiencing the second largest increase from June 30, 2020, to December 31, 2021, was interest-bearing demand accounts, which increased $9.7 million.

Exhibit 20 provides a breakdown of uninsured certificates of deposit by maturity at December 31, 2021, due to their higher balance. The Bank had a moderate $37.2 million in certificates of deposit, representing 33.2 percent of total deposits, but only had $3.2 million in certificates of deposit of $250,000 or more. A modest $415,000 of these certificates mature in over three months to six months, representing 1.1 percent of certificates of deposit with $2.7 million or 7.4 percent of certifiates maturing in over twelve months.

BORROWINGS

Van Wert Federal has not made use of FHLB advances in the years ended June 30, 2020 and 2021, or during the six months ended December 31, 2021.

24

SUBSIDIARIES

Van Wert Federal has no active subsidiary corporations.

OFFICE PROPERTIES

Van Wert Federal had one office at December 31, 2021, which is owned by the Bank, and is their home office located at 376 South Shannon Street, Van Wert, Ohio. At December 31, 2021, the Bank’s investment in office premises and equipment totaled $1.4 million, net of depreciation, or 1.0 percent of total assets.

MANAGEMENT

The chairman of the board is Gary Clay who joined the Bank in 1977. He has served as chairman of the board since 2019. Mr. Clay joined the Bank in 1977 and served as president and CEO from 2006 to 2019. His extensive community banking experience and knowledge of Van Wert Federal’s business and market area provides the board of directors with valuable insight into the business of Van Wert Federal.

Mr. Mark K. Schumm, age 50, joined Van Wert Federal in 2007. He is currently president and chief executive officer, positions he has held since 2019. The Bank is now seeking a new president and chief executive officer, and Mr. Schumm will become the new chief operating officer and chief risk officer.

Ms. Kylee Moody, age 40, has served as treasurer and chief financial officer of Van Wert Federal since 2015 and joined the Bank in 2012.

25

II.	DESCRIPTION OF PRIMARY MARKET AREA

Van Wert Federal’s market area encompasses Van Wert County in Ohio. The Bank’s main office is in Van Wert County, and it has no branch offices.

Exhibit 21 provides a summary of key demographic data and trends for Van Wert County, Ohio and the United States. From 2000 to 2010, population decreased in Van Wert Count but increased in Ohio and the United States. The population decreased by 3.1 percent in Van Wert County, while increasing by 1.6 percent in Ohio and by 9.7 percent in the United States. From 2010 to 2021, population continued to decrease, by 1.2 percent in Van Wert County, but increased by 1.7 percent and 7.2 percent in Ohio and the United States, respectively. Projections indicate that population will continue to decrease in Van Wert County by 1.0 percent through 2026, while the population in Ohio and the United States are projected to increase by 0.4 percent and 3.5 percent, respectively.

From 2000 to 2010, the number of households decreased in Van Wert County by 1.3 percent, but increase in Ohio by 3.5 percent and in the United States by 10.7 percent. The trend in household growth from 2010 to 2021 indicates a decrease in Van Wert County of 1.7 percent, but increases in Ohio by 1.7 percent, and in the United States by 8.0 percent. Projections indicate a slight decrease in households from 2021 through the year 2026 and increases in households by 1.0 percent and 4.0 percent in Ohio and the United States, respectively.

With regard to income, in 2000, Van Wert County, Ohio and the United States, had per capita income of $18,184, $21,694 and $21,242, respectively. From 2000 to 2010, per capita income increased in all areas. Van Wert Federal County’s per capita income increased from 2000 to 2010 by 17.0 percent to a still lower $21,278. Per capita income increased by 10.5 percent to $23,975 in Ohio and by 32.2 percent to $28,088 in the United States. From 2010 to 2021, per capita income continued to increase by 30.2 percent, 37.4 percent, and 29.8 percent to $27,699, $32,948, and $36,445 in Van Wert County, Ohio and the United States, respectively. Projections indicate that through 2026, per capita income will increase by 6.7 percent to $29,547 in Van Wert County, by 6.7 percent to $35,169 in Ohio and by 5.8 percent to $38,550 in the United States, with Van Wert County’s per capita income continuing to be below both state and national levels.

26

Description of Primary Market Area (cont.)

The 2000 median household income of $39,442 in Van Wert County was lower than the median household income in Ohio of $41,066 and lower than the median household income of $42,257 in the United States. From 2000 to 2010, median household income increased in all areas, with Van Wert County indicating a 9.7 percent increase to $43,279, in comparison to Ohio indicating a 13.1 percent increase to $46,454, and the United States indicating a 21.5 percent increase to $51,362. From 2010 to 2021, median household income in Van Wert County increased by 39.6 percent to $60,418, slightly higher than 2021 Ohio’s median household income of $59,934, but lower than the United States' increase to $65,694. Through 2026, median household income is projected to increase by 5.8 percent in Van Wert County to $63,938, by 5.7 percent in Ohio to $63,332, and by 4.8 percent in the United States to $68,820.

Exhibit 22 provides a summary of key housing data for Van Wert County, Ohio and the United States. In 2010, Van Wert County had a higher 78.6 percent owner-occupancy rate. Ohio and the United States had owner-occupancy rates of 67.6 percent and 65.1 percent, respectively. As a result, Van Wert County supported a lower rate of renter-occupied housing of 21.4 percent, compared to 32.4 percent in Ohio and 34.9 percent in the United States. In 2021, owner-occupied housing decreased slightly to 76.5 percent in Van Wert County, to 64.1 percent in Ohio and 63.9 percent in the United States. Conversely, the renter-occupied rates increased in Van Wert County to 23.5 percent and increased in Ohio and the United States to 35.9 percent and 36.1 percent, respectively. The estimates of 2026 rates of owner-occupancy indicates little change in Van Wert County, a slight increase in Ohio and no change in the United States.

27

Description of Primary Market Area (cont.)

Van Wert County’s 2000 median housing value was a much lower $74,670 with Ohio and the United States at $100,500 and $110,313, respectively. The 2000 median rent in Van Wert County was a lower $306 compared to Ohio at $415 and the United States at $469. By 2010, median housing values had increased in Van Wert County, Ohio and the United States to values of $86,986, $134,400 and $179,900, respectively. The 2010 median rents were $551 in Van Wert County, $685 and $855 in Ohio and the United States, respectively. The 2021 median housing values increased to $117,440 in Van Wert County, $163,017 in Ohio, and $227,827 in the United States, with median rents increasing to $712 in Van Wert County, $808 in Ohio, and $1,104 in the United States.

In 2021, the major source of employment in Van Wert County was the services sector, providing 45.9 percent of employment in the county, with the services sector the largest employment area in both Ohio and the United States at 48.2 percent and 49.6 percent, respectively (reference Exhibit 23). The manufacturing sector was the second major employment source in Van Wert County at 21.4 percent, while the wholesale/retail sector was the second largest employer in Ohio and in the United States. The wholesale/retail trade sector was the third largest employer in Van Wert County at 16.6 percent, and also the third largest employer in the United States, while the manufacturing sector was the third largest employer at 13.7 percent. The agriculture/mining, construction, transportation/utilities, information, and finance, insurance and real estate sectors combined to provide 16.1 percent of employment in Van Wert County, 16.7 percent of employment in Ohio and 19.1 percent in the United States.

Some of the largest employers in the area are listed below.

	Number of
Employer	Employees	Type of Business

Danfoss	856	Manufacturing
Cooper Farms	600	Food Manufacturing
Van Wert Health	596	Health Services
Central Mutual Insurance Co.	470	Services
Braun Industries	351	Ambulance Manufacturing
Tenneco	345	Auto/Truck Parts Manufacturing
Van Wert County	334	Government
Walmart	311	Retail
Van Wert City Schools	282	Education

28

Description of Primary Market Area (cont.)

Unemployment rates are another key economic indicator. Exhibit 24 shows the unemployment rates in Van Wert County, Ohio and the United States in 2017 through 2021. Van Wert County has been characterized by lower unemployment rates compared to both Ohio and the United States. In 2017, Van Wert County had an unemployment rate of 3.9 percent, compared to rates of 5.0 percent in Ohio and 4.4 percent in the United States. In 2018, unemployment rates decreased to 3.5 percent, 4.5 percent, and 3.9 percent in Van Wert County, Ohio, and the United States, respectively. In 2019, the unemployment rates in Van Wert County, Ohio and the United States decreased again to 3.3 percent, 4.1 percent and 3.7 percent, respectively. In 2020, however, unemployment rates increased in all areas due to the business slow-down because of the COVID pandemic. The 2020 unemployment rates were 7.0 percent in Van Wert County, 8.2 percent in Ohio and 8.1 percent in the United States. Through 2021, unemployment rates decrease to 3.8 percent, 4.9 percent and 5.4 percent in Van Wert County, Ohio and the United States, respectively.

Exhibit 25 provides deposit data for banks and thrifts in Van Wert County. At June 30, 2021, Van Wert Federal Savings’ deposits represented a moderate 38.4 percent of the thrift deposits in Van Wert County but a smaller 15.7 percent of the total deposits in Van Wert County. It is evident from the size of the thrift and bank deposits that the market area has a smaller deposit base at $647.5 million.

Exhibit 26 provides interest rate data for each quarter for the years 2017 through 2021. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a rising trend in 2017 and 2018 and then a softening trend in 2019. Then rates indicated noticeable decrease in 2020 with the rates remaining lower in 2021, with minimal change.

29

SUMMARY

Van Wert County experienced decreases in population and households from 2000 through 2021. Van Wert County indicated lower per capita income and median household income levels than the United States. In 2000, 2010 and 2021, the median housing values in Van Wert County were lower than those of Ohio and the United States.

Van Wert County has had lower unemployment rates compared to both Ohio and the United States. Finally, the county is a smaller financial institution market dominated by banks with a total market area deposit base for banks and thrifts of $647.5 million with Van Wert Federal having a 15.7 percent share of the total county deposits.

30

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of Van Wert Federal is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes various methodologies and parameters used in the selection of the group. The selection of the comparable group was based on the establishment of both general and specific parameters using financial condition, operating and asset quality characteristics of the Bank to indicate the overall appropriateness of each of the comparable group institutions and the full comparable group in aggregate. The parameters established and defined are considered to be both reasonable and reflective of the Bank’s basic operations.

The various characteristics of the selected comparable group provide the primary basis for applying the necessary adjustments to the Bank's pro forma value relative to the comparable group. There is also a general recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region.

Exhibits 27 and 28 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, for the universe of 86 publicly traded, FDIC-insured, fully converted thrifts in the United States ("all thrifts"), also subclassifying those thrifts by region, including the 32 publicly traded Midwest thrifts ("Midwest thrifts"), and by trading exchange.

31

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction.

There are no other pending merger/acquisition transaction involving thrift institutions in the city, county or market area of Van Wert Federal, as indicated in Exhibit 30.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution=s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for continued listing.

Of the 86 publicly traded, FDIC-insured savings institutions, four are traded on the New York Stock Exchange, 62 are traded on NASDAQ, and the remainder are traded on the OTC Bulletin Board or are listed in the Pink Sheets. Comparable group institutions will be focused on the 38 companies traded on NASDAQ.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of February 18, 2022, used in this Appraisal, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to December 31, 2020.

32

Geographic Location

The geographic location of an institution is a pertinent parameter due to the impact of various regional economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. The geographic location parameter has, therefore, eliminated regions of the United States incompatible with the Bank, including the Western, Southwestern, and New England states. The geographic location parameter consists of the North Central, Midwest, Mid-Atlantic and Southeastern states.

Asset Size

Asset size was another parameter used in the selection of the comparable group. The maximum total assets for any potential comparable group institution was $1.9 billion, due to the general similarity of asset mix and operating strategies of institutions within this asset range combined with the requirement to have comparable group candidates be traded on the NYSE or on NASDAQ. Van Wert Federal had assets of approximately $138.6 million at December 31, 2021.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 33 and 34 show the 38 institutions considered as comparable group candidates after applying the general parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 31. The balance sheet ratios consist of the following:

1.            Cash and investments to assets

2.            Mortgage-backed securities to assets

3.            One- to four-family loans to assets

4.            Total net loans to assets

5.            Total net loans and mortgage-backed securities to assets

6.            Borrowed funds to assets

7.            Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 28.21 percent at December 31, 2021, and reflects the Bank’s share of cash and investments higher than the national and state averages of 18.61 percent and 17.74 percent, respectively. The Bank's investments have consisted of federal agency securities, municipal securities and other interest-bearing deposits.

Cash & Investments to Assets (cont.)

For its two most recent fiscal years ended June 30, 2021, the Bank’s average ratio of cash and investments to assets was a lower 25.46 percent, ranging from a low of 20.42 percent in 2021 to a high of 30.51 percent in 2020.

The parameter range for cash and investments is has been defined as 45.0 percent or less of assets, with a midpoint of 22.5 percent.

Mortgage-Backed Securities to Assets

At December 31, 2021, the Bank had $14.2 million in mortgage-backed securities, resulting in a 10.25 percent ratio, modestly higher than the national average of 8.05 percent and higher than the regional average of 6.76 percent for publicly traded thrifts. The Bank’s two most recent fiscal year average is 8.53 percent, which is higher than industry averages.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 30.0 percent or less of assets and a midpoint of 15.0 percent.

One- to Four-Family Loans to Assets

The Bank’s lending activity has been focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, excluding construction loans and home equity loans, represented 45.39 percent of the Bank's assets at December 31, 2020, which is lower than its ratio of 48.22 percent at June 30, 2021, and

One- to Four-Family Loans to Assets (cont.)

lower than its ratio of 46.95 percent at June 30, 2020. The parameter for this characteristic is 50.00 percent of assets or less in one- to four-family loans with a midpoint of 25.00 percent.

Total Net Loans to Assets

At December 31, 2021, the Bank had a 55.88 percent ratio of total net loans to assets and a higher two fiscal year average of 59.80 percent, compared to the national average of 64.72 percent and the regional average of 62.41 percent for publicly traded thrifts. The Bank's ratio of total net loans to assets changed from 59.0 percent of total assets at June 30, 2020, to 60.6 percent at June 30, 2021, to 55.9 percent at December 31, 2021.

The parameter for the selection of the comparable group is from 20.0 percent to 80.0 percent with a midpoint of 50.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Bank.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Bank’s shares of mortgage-backed securities to assets and total net loans to assets were 10.25 percent and 55.88 percent, respectively, for a combined share of 66.12 percent. Recognizing the industry and regional ratios of 72.8 percent and 69.2 percent, respectively, the parameter range for the comparable group in this category is 50.0 percent to 92.0 percent, with a midpoint of 71.0 percent.

Borrowed Funds to Assets

The Bank had no borrowed funds at December 31, 2021, which is lower than the current industry average of 5.84 percent. The Bank also had no borrowed funds at June 30, 2021 and June 30, 2020.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits does increase the attractiveness of borrowed funds. The institutional demand for borrowed funds has decreased recently, due to lower rates paid on deposits.

The parameter range of borrowed funds to assets is 44.0 percent or less with a midpoint of 22.0 percent.

Equity to Assets

The Bank’s equity to assets ratio was 18.23 percent at December 31, 2021, 20.46 percent at December 31, 2020, and 21.28 percent at December 31, 2019, averaging 19.99 percent for the three calendar years ended December 31, 2021. The Bank’s equity decreased in each of the past three calendar periods from December 31, 2019, to December 31, 2021. After conversion, based on the midpoint value of $22.0 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 22.23 percent of assets, with the Corporation’s equity at 27.24 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 24.0 percent with a midpoint ratio of 16.0 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 32 presents five parameters identified as key indicators of the Bank’s earnings performance and the basis for such performance both historically and during the year ended December 31, 2021. The primary performance indicator is the Bank's core return on average assets (ROAA). The second performance indicator is the Bank's core return on average equity (ROAE). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Bank's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended December 31, 2021, the Bank’s core ROAA was 0.19 percent based on a core income after taxes of $244,000, as detailed in Item I of this Report. The net ROAA for the twelve months ended December 31, 2021, was 0.03 percent on net income of $35,000. The Bank's ROAAs in its most recent two fiscal years of 2021 and 2020 were 0.20 percent and 0.34 percent, respectively, with a two fiscal year average ROAA of 0.27 percent based on net income.

Considering the historical and current earnings performance of the Bank, as well as the industry, the range for the ROAA parameter based on core income has been defined as less than 1.38 percent with a midpoint of 0.69 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Bank’s core ROAE for the twelve months ended December 31, 2021, was 0.96 percent based on its core earnings. In its most recent two fiscal years, the Bank's average ROAE was 1.33 percent, from a low of 1.02 percent in 2021 to a high of 1.63 percent in 2020.

The parameter range for ROAE for the comparable group, based on core income, is 15.00 percent or less with a midpoint of 7.50 percent.

Net Interest Margin

The Bank had a net interest margin of 2.24 percent for the twelve months ended December 31, 2021, representing net interest income as a percentage of average interest-earning assets. The Bank's net interest margin levels in its two prior fiscal years of 2020 and 2021 were 2.94 percent and 2.73 percent, respectively, averaging 2.84 percent.

The parameter range for the selection of the comparable group is from a low of 1.40 percent to a high of 3.80 percent with a midpoint of 2.60 percent.

Operating Expenses to Assets

For the twelve months ended December 31, 2021, the Bank had a 2.24 percent ratio of operating expense to average assets. In its two prior fiscal years of 2020 to 2021, the Bank’s expense ratio averaged 2.11 percent, from a low of 2.05 percent in fiscal year 2021 to a high of 2.17 percent in fiscal year 2020.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.04 percent to a high of 5.60 percent with a midpoint of 3.32 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Bank has experienced a lower level of noninterest income as a source of additional income due to its gains on loans sold. The Bank’s ratio of noninterest income to average assets was 0.17 percent for the twelve months ended December 31, 2021. For its prior two fiscal years ended June 30, 2020 and 2021, the Bank’s ratios of noninterest income to average assets were 0.18 percent and 0.18 percent, respectively, for a two-year average of 0.18 percent.

The range for this parameter for the selection of the comparable group is 4.90 percent of average assets or less, with a midpoint of 2.45 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 34. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Bank. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Bank’s ratio of nonperforming assets to assets was 0.12 percent at December 31, 2021, which was lower than the national average of 0.47 percent for publicly traded thrifts and the average of 0.53 percent for Midwest thrifts. The Bank’s ratio of nonperforming assets to total assets averaged 0.08 percent for its most recent two fiscal years ended June 30, 2021, from a high of 0.14 percent at June 30, 2021, to a low of 0.04 percent at June 30, 2020.

The comparable group parameter for nonperforming assets is 1.15 percent or less of total assets, with a midpoint of 0.58 percent.

Repossessed Assets to Assets

The Bank had no repossessed assets at December 31, 2021, representing a ratio to total assets of zero percent, following ratios of repossessed assets to total assets of zero percent and zero percent at June 30, 2020 and June 30, 2021, respectively. National and regional averages were 0.05 percent and 0.10 percent, respectively, for publicly traded thrift institutions.

Repossessed Assets to Assets (cont.)

The range for the repossessed assets to total assets parameter is 0.40 percent of assets or less with a midpoint of 0.20 percent.

Loans Loss Reserves to Assets

The Bank had an allowance for loan losses of $223,000, representing a loan loss allowance to total assets ratio of 0.16 percent at December 31, 2021, which was lower than its 0.18 percent ratio at June 30, 2021, and lower than its 0.19 percent ratio at June 30, 2020.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.15 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 33, 34 and 35. The comparable group institutions range in size from $248.6 million to $1.86 billion with an average asset size of $883.8 million and have an average of 11.0 offices per institution. Four of the comparable group institutions are in Pennsylvania, two in Illinois, and one each in Ohio, Indiana, Wisconsin and Washington, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 12.45 percent, which is 8.4 percent higher than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.77 percent, lower than all publicly traded thrifts at 0.94 percent and lower than the publicly traded Ohio thrifts at 0.91 percent.

43

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Bank to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting the Bank’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 36 through 41.

As presented in Exhibits 36 and 37, at December 31, 2021, the Bank’s total equity of 18.23 percent of assets was moderately above the comparable group at 12.45 percent, higher than all thrifts at 11.48 percent, Midwest thrifts at 11.89 percent and higher than Ohio thrifts at 12.86 percent. The Bank had an 55.88 percent share of net loans in its asset mix, lower than the comparable group at 57.50 percent, all thrifts at 64.72 percent and Midwest thrifts at 62.41 percent and lower than Ohio thrifts at 68.48 percent. The Bank had a higher 28.21 percent share of cash and investments with a lower 10.25 percent share of mortgage-backed securities. The comparable group had a lower 23.96 percent share of cash and investments and a higher 11.26 percent share of mortgage-backed securities. All thrifts had an 8.05 percent of assets in mortgage-backed securities and 18.61 percent in cash and investments. The Bank’s 81.03 percent share of deposits was higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts, reflecting the Bank's much lower share of borrowed funds of zero percent and higher share of equity of 18.23 percent. As ratios to assets, the comparable group had deposits of 77.52 percent and borrowings of 8.73 percent. All thrifts averaged an 81.24 percent share of deposits and 5.84 percent of borrowed funds, while Midwest thrifts had an 81.65 percent share of deposits and a 5.24 percent share of borrowed funds. Ohio thrifts averaged an 80.04 percent share of deposits and a 5.22 percent share of borrowed funds. The Bank had no goodwill and intangible assets, compared to 0.31 percent for the comparable group, 0.71 percent for all thrifts, 0.36 percent for Midwest thrifts and 0.62 percent for Ohio thrifts.

44

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 38, 39 and 40 and provide a synopsis of key sources of income and key expense items for the Bank in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 40, for the twelve months ended December 31, 2021, the Bank had a lower yield on average interest-earning assets relative to the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. The Bank's yield on interest-earning assets was 2.55 percent compared to the comparable group at 3.24 percent, all thrifts at 3.66 percent, Midwest thrifts at 3.53 percent and Ohio thrifts at 3.78 percent.

The Bank's cost of funds for the twelve months ended December 31, 2021, was also lower than the comparable group and all thrifts, Midwest thrifts, and Ohio thrifts. The Bank had an average cost of interest-bearing liabilities of 0.37 percent compared to 0.62 percent for the comparable group, 0.57 percent for all thrifts, 0.58 percent for Midwest thrifts and 0.70 percent for Ohio thrifts. The Bank's yield on interest-earning assets and cost of funds resulted in a net interest spread of 2.17 percent, which was lower than the comparable group at 2.62 percent, all thrifts at 3.09 percent, lower than Midwest thrifts at 2.96 percent and Ohio thrifts at 3.08 percent. The Bank generated a net interest margin of 2.24 percent for the twelve months ended December 31, 2021, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 2.77 percent. All thrifts averaged a higher 3.19 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.06 percent, and Ohio thrifts averaged a higher 3.20 percent.

The Bank’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 42. The Bank had no provision for loan losses during the twelve months ended December 31, 2021, representing zero percent of average assets. The average provision for loan losses for the comparable group was 0.02 percent, with all thrifts at 0.02 percent, Midwest thrifts at (0.01) percent and Ohio thrifts at 0.01 percent.

45

Analysis of Financial Performance (cont.)

The Bank's total noninterest income was $220,000 or 0.17 percent of average assets for the twelve months ended December 31, 2021. The Bank’s ratio of noninterest income to average assets was lower than the comparable group at 1.13 percent, and lower than all thrifts at 1.01 percent, Midwest thrifts at 1.30 percent and lower than Ohio thrifts at 1.78 percent. For the twelve months ended December 31, 2021, the Bank’s operating expense ratio was 2.24 percent of average assets, lower than the comparable group at 2.58 percent, all thrifts at 2.81 percent, Midwest thrifts at 3.13 percent, and Ohio thrifts at 3.48 percent.

The overall impact of the Bank’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended December 31, 2021, the Bank had a net ROAA of 0.03 and a core ROAA of 0.19 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.83 percent and a higher core ROAA of 0.77 percent. All publicly traded thrifts averaged a higher net ROAA of 1.06 percent and a higher 0.94 percent core ROAA, with Midwest thrifts a 1.01 percent net ROAA and a 0.88 percent core ROAA. The twelve month net and core ROAA for the 10 Ohio thrifts was 0.95 percent and 0.91 percent, respectively.

46

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Van Wert Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended December 31, 2021, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced increases in its assets in three of the past four fiscal years and in the six months ended December 31, 2021, and increases in loans in each of the past four fiscal years and in the six months ended December 31, 2021, and increases in deposits in three of the past four fiscal years and in the six months ended December 31, 2021, with increases experienced for assets and deposits in 2019, 2020 and 2021. The Bank has

47

Earnings Performance (cont.)

experienced lower and declining positive earnings in each of the past five fiscal years and a decrease in the six months ended December 31, 2021, and has focused on controlling its lower balance of nonperforming assets; monitoring its ratio of interest sensitive assets relative to interest sensitive liabilities by maintaining a moderate share of cash and investments and adjustable-rate loans, thereby maintaining its overall interest rate risk; reducing its cost of funds; maintaining its modest level of noninterest income; and monitoring its declining net interest margin. Historically, the Bank has been characterized with its lower yields and lower costs of funds, which have resulted in a lower net interest margin that has been historically much lower than industry averages due to its lower yield on earning assets even with its lower cost of funds, with the margin trend experiencing modest decrease over the past two fiscal years and in the six months ended December 31, 2021, with a 2.24 percent net interest margin for the twelve months ended December 31, 2021, was lower than the industry average of 3.19 percent and lower than the comparable group average of 2.77 percent. During its prior two fiscal years, Van Wert Federal’s net interest margin has decreased from 2.98 percent in fiscal year 2020 to 2.72 percent in 2021. The Bank’s cost of funds decreased to 0.37 percent for the twelve months ended December 31, 2021, which was lower than the average of 0.62 percent for the comparable group and lower than the average of 0.57 percent for all thrifts. Following the conversion, the Bank will continue to control its operating expenses, strive to increase its net interest margin, strive to increase its noninterest income, gradually increase its core net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

From June 30, 2020, to December 31, 2021, one- to four-family loans and commercial real estate loans, multi-family loans, commercial business loans, home equity loans and consumer loans have experienced various movements in their balances. One- to four-family loans, commercial real estate loans and agricultural loans indicated dollar increases of $6.0 million, $1.1 million and $670,000, respectively, from June 30, 2020, to December 31, 2021. One- to four-family loans increased in dollars by $2.0 million or 3.3 percent from June 30, 2021,

48

Earnings Performance (cont.)

to December 31, 2021. Commercial real estate loans increased by $903,000 or 13.8 percent from June 30, 2021, to December 31, 2021. Agricultural loans increased $327,000 or 11.0 percent from June 30, 2021, through December 31, 2021. Overall the Bank’s lending activities resulted in a total loan increase of $9.1 million or 2.9 percent and a net loan increase of $7.9 million or 11.4 percent from June 30, 2020, to December 31, 2021.

The impact of Van Wert Federal’s primary lending efforts has been to generate a yield on average interest-earning assets of a lower 2.55 percent for the twelve months ended December 31, 2021, compared to a higher 3.24 percent for the comparable group, 3.66 percent for all thrifts and 3.53 percent for Midwest thrifts. The Bank’s ratio of interest income to average assets was a lower 2.38 percent for the twelve months ended December 31, 2021, lower than the comparable group at 2.96 percent, all thrifts at 3.35 percent and Midwest thrifts at 3.20 percent, reflecting the Bank's lower yield.

Van Wert Federal’s 0.37 percent cost of interest-bearing liabilities for the twelve months ended December 31, 2021, was lower than the comparable group at 0.62 percent, lower than all thrifts at 0.57 percent, lower than Midwest thrifts at 0.58 percent and lower than Ohio thrifts at 0.70 percent. The Bank's resulting net interest spread of 2.17 percent for the twelve months ended December 31, 2021, was lower the comparable group at 2.62 percent and lower than all thrifts at 3.09 percent, Midwest thrifts at 2.96 percent and Ohio thrifts at 3.08 percent. The Bank's net interest margin of 2.24 percent, based on average interest-earning assets for the twelve months ended December 31, 2021, was lower than the comparable group at 2.77 percent, lower than all thrifts at 3.19 percent, Midwest thrifts at 3.06 percent and Ohio thrifts at 3.20 percent.

The Bank's ratio of noninterest income to average assets was a much lower 0.17 percent for the twelve months ended December 31, 2021, which was lower than the comparable group at 1.13 percent, lower than all thrifts at 1.01 percent and Midwest thrifts at 1.30 percent.

49

Earnings Performance (cont.)

The Bank's operating expenses were lower than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. For the twelve months ended December 31, 2021, Van Wert Federal had an operating expenses to average assets ratio of 2.24 percent, compared to 2.58 percent for the comparable group, 2.81 percent for all thrifts, 3.13 percent for Midwest thrifts and 3.48 percent for Ohio thrifts. For the twelve months ended December 31, 2021, Van Wert Federal generated a lower ratio of noninterest income, a lower ratio of noninterest expenses and a much lower net interest margin relative to its comparable group.

The Bank had zero percent in provision for loan losses during the twelve months ended December 31, 2021, compared to the comparable group at 0.02 percent of assets, all thrifts at 0.02 percent and Midwest thrifts at (0.01) percent. The Bank’s allowance for loan losses to total loans of 0.29 percent was much lower than the comparable group and much lower than all thrifts. The Bank’s reserves to nonperforming assets was 138.51 percent relative to the comparable group at 181.53 percent and all thrifts at 265.07 percent.

As a result of its operations, the Bank's core income for the twelve months ended December 31, 2021, was lower than the comparable group and its net income was also lower. Based on net earnings, the Bank had a return on average assets of 0.03 percent for the year ended December 31, 2021, and a return on average assets of 0.20 percent and 0.34 percent in fiscal years 2021 and 2020, respectively. The Bank’s core return on average assets was 0.19 percent for the twelve months ended December 31, 2021, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a higher net ROAA of 0.83 percent and a higher core ROAA of 0.77 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 1.06 percent and 0.94 percent, respectively. Midwest thrifts indicated a net ROAA of 1.01 percent and a core ROAA of 0.88 percent.

Following its conversion, Van Wert Federal’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of

50

Earnings Performance (cont.)

its net interest income, noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a (1.63) percent ROAA in 2022 and then 0.40 percent in 2023. The Bank’s ratio of noninterest income to average assets was 0.18 percent in fiscal 2020 to 2021. Overhead expenses indicated a minimal decrease overall during the past two fiscal years.

In recognition of the foregoing earnings related factors, considering Van Wert Federal’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

51

MARKET AREA

Van Wert Federal’s market area is focused on Van Wert, Ohio, where the Bank’s office is located. The population trends indicate decreases in Van Wert County from 2000 through 2026 projections, while Ohio and the United States increased in population.

Van Wert had lower per capita and lower median household income than all other areas. In 2010, median housing values were $86,986 in Van Wert, $134,400 in Ohio and $179,900 in the United States. In 2021, median housing values increased to $117,440, $163,017, and $227,827, with Van Wert County continuing to stay lower than Ohio and the United States.

Also, Van Wert County has been characterized with lower unemployment rates than the state and national unemployment rates. The 2021 unemployment rates were 3.8 percent in Van Wert County, 4.9 percent in Ohio and 5.4 percent in the United States.

The Bank held 38.4 percent of the total thrift deposits in the market area as of June 30, 2021, which represented a 15.7 percent share of the total deposit base of $647.5 million.

In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Bank’s market area.

52

FINANCIAL CONDITION

The financial condition of Van Wert Federal is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 19, and is compared to the comparable group in Exhibits 35, 36, and 37. The Bank's ratio of total equity to total assets was 18.23 percent at December 31, 2021, which was above the comparable group at 12.45 percent and higher than all thrifts at 11.48 percent and Ohio thrifts at 12.86 percent. Based on the conversion completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will be 30.23 percent, and the Bank's pro forma equity to assets ratio will increase to 24.86 percent.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Van Wert Federal had a lower 55.88 percent ratio of net loans to total assets at December 31, 2021, compared to the comparable group at 57.5 percent. All thrifts indicated a higher 64.7 percent, as did Midwest thrifts at 62.4percent. The Bank's 28.21 percent share of cash and investments, excluding mortgage-backed securities, was higher than the comparable group at 23.96 percent, while all thrifts were at 18.61 percent and Midwest thrifts were at 20.88 percent. Van Wert Federal’s 10.25 percent of mortgage-backed securities was modestly lower than the comparable group at 11.26 percent and higher than all thrifts at 8.05 percent and higher than Midwest thrifts at 6.76 percent.

The Bank's 81.03 percent ratio of deposits to total assets was higher than the comparable group at 77.52 percent, lower than all thrifts at 81.24 percent and lower than Midwest thrifts at 81.65 percent. Van Wert Federal’s higher ratio of deposits was due to its lower share of borrowed funds. Van Wert Federal had a higher equity to asset ratio of 18.23 percent, compared to the comparable group at 12.45 percent of total assets, with all thrifts at 11.48 percent and Midwest thrifts at 11.89 percent. Van Wert Federal had a lower share of borrowed funds to assets of zero percent at December 31, 2021, moderately lower than the comparable group at 8.73 percent and lower than all thrifts at 5.84 percent and lower than Midwest thrifts at 5.24 percent. In fiscal year 2021, total deposits increased by $7.1 million or 7.6 percent and increased from $93.8 million to $100.9 million. During fiscal year 2020, Van Wert Federal’s deposits increased by $4.0 million or 4.4 percent from $89.8 million to $93.8 million.

Financial Condition (cont.)

Van Wert Federal had no assets in combined goodwill and intangible assets and had a lower share of repossessed real estate at December 31, 2021. The Bank also had no repossessed real estate or zero percent of assets at December 31, 2020. This compares to ratios of 0.31 percent for goodwill and intangible assets and 0.05 percent for real estate owned for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.71 percent and a real estate owned ratio of 0.05 percent.

The financial condition of Van Wert Federal is impacted by its lower than average balance of nonperforming assets of 0.12 percent of total assets at December 31, 2021, compared to a higher 0.33 percent for the comparable group, 0.47 percent for all thrifts, 0.53 percent for Midwest thrifts and a higher 0.45 percent for Ohio thrifts. The Bank's ratio of nonperforming assets to total assets was 0.04 percent at June 30, 2020, and 0.14 percent at June 30, 2021.

At December 31, 2021, Van Wert Federal had $223,000 of allowances for loan losses, which represented a lower 0.16 percent of assets and 0.29 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and loans, equal to 0.66 percent of assets and 1.02 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a higher 0.74 percent of assets and a higher 1.09 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Van Wert Federal’s $223,000 of allowances for loan losses, relative to its $161,000 in nonperforming assets at December 31, 2021, was 138.51 percent, compared to the comparable group's 181.53 percent, with all thrifts at 265.07 percent, Midwest thrifts at 229.54 percent and Ohio thrifts at 401.27 percent. Van Wert Federal’s ratio of net charge-offs to average total loans was zero percent for the twelve months ended December 31, 2021, compared to a higher 0.03 percent for the comparable group, 0.07 percent for all thrifts and 0.04 percent for Midwest thrifts.

Financial Condition (cont.)

Van Wert Federal has a modest level of interest rate risk. The change in the Bank’s EVE level at December 31, 2021, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 0.23 percent increase, representing a dollar increase in equity value of $67,000. The Bank’s exposure increases to a 4.73 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $1,353,000. The Bank’s post shock EVE ratio at December 31, 2021, assuming a 200 basis point rise in interest rates was 20.30 percent and indicated a 3 basis point increase from its 20.27 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s equity level, asset quality position level, lower level of allowance for loan loss, and asset and liability mix, we believe that a modest upward adjustment is warranted for Van Wert Federal’s current financial condition, due to the Bank’s higher equity position, recognizing its recently rising share of nonperforming assets and lower share of allowance for loan losses to loans, higher share of cash and investments, and lower level of interest rate risk.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years and in the six months ended December 31, 2021, Van Wert Federal has been characterized by moderate changes in assets, loans and deposits relative to its comparable group. The Bank’s average annual asset change from June 30, 2020, to December 31, 2021, was an increase of 8.0 percent. This increase compares to a similar 7.8 percent increase for the comparable group, a lower 6.8 percent for all thrifts, and a similar 7.4 percent for Midwest thrifts. The Bank’s increase in assets is reflective of its average annual increases in loans and deposits of 6.21 percent and 10.0 percent, respectively. Van Wert Federal’s deposits indicate an annual increase of 8.5 percent from December 31, 2018, to December 31, 2021, compared to average growth rates of 8.8 percent for the comparable group, 7.8 percent for all thrifts and 8.2 percent for Midwest thrifts.

Van Wert Federal’s deposits indicated an increase of 14.7 percent from calendar 2020 to 2021. Annual deposit change was growth rates of 12.8 percent for the comparable group, 9.2 percent for all thrifts and 13.8 percent for Midwest thrifts. The Bank had no borrowed funds or zero percent of assets at December 31, 2021, compared to the comparable group at 8.7 percent and had no borrowed funds for the Bank at December 31, 2019 and December 31, 2020.

Recognizing its stronger increase in deposits in 2021, after moderate growth in 2020 and a modest growth in 2019, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is somewhat limited, with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity. Van Wert Federal’s primary market area county of Van Wert experienced decreases in population and households between 2000 and 2010 with a population decrease from 2010 to 2021 of a 1.2 percent. The Bank’s primary market area county also indicated 2010 per capita income modestly below Ohio’s and moderately below that of the United States, and the median household income level in Van Wert County was below the state level and below the national level in 2010. In 2010, the median housing value in Van Wert County at $86,986 was well below that of Ohio at $134,400 and lower than the United States at $179,900, with median rents lower than both.

Asset, Loan and Deposit Growth (cont.)

The total deposit base in Van Wert County increased by 7.3 percent from June 30, 2020, to June 30, 2021. In June 30, 2021, Van Wert Federal’s market share of thrift deposits in Van Wert County was 38.4 percent, decreasing from 39.4 percent in 2020.

Based on all the foregoing factors, we have concluded that a moderate downward adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation has no plans to pay an initial cash dividend. The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Seven of the ten institutions in the comparable group paid cash dividends during the most recent twelve months for an average dividend yield of 1.65 percent and an average payout ratio of 24.11 percent. During that twelve month period, the average dividend yield was 2.34 percent for the eleven Ohio thrifts; and the average dividend yield was 2.53 percent and the average payout ratio was 21.33 percent for all thrifts.

In our opinion, a downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

In 2021, investors' interest in financial institution new issues experienced modest activity followed by a downward pricing trend in early 2022. Such decline is possibly related to the volatility in financial institution stocks and the lower interest rate environment. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local market and the national economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of increased merger/acquisition activity in the thrift industry and their higher pricing multiples.

Van Wert Federal will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $4.8 million or 22.1 percent of the stock offered to the public based on the appraised midpoint valuation. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of Performance Trust Capital Partner, LLC, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, current turbulent international conditions in Ukraine, the terms of the offering, recent subscription levels for conversions, and aftermarket performance, we believe that a downward adjustment is warranted for the Bank’s anticipated subscription interest.

LIQUIDITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Performance Trust Capital Partner, LLC. The stock of the Corporation will be traded on OTC Pink Marketplace.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $94.6 million for the stock outstanding compared to a midpoint value of $22.0 million for the Corporation, including the ESOP of 176,000 shares, and the estimated 480,000 shares to be purchased by senior officers and directors. The Corporation’s public market capitalization will be approximately 23.3 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on NASDAQ with those ten institutions indicating an average daily trading volume of over 5,879 shares during the last four quarters.

The comparable group has an average of 6,154,847 shares outstanding compared to 2,200,000 shares outstanding for the Corporation based on the midpoint valuation.

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, we have concluded that a moderate downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

The chairman of the board is Gary Clay who joined the Bank in 1977. He has served as chairman of the board since 2019. Mr. Clay joined the Bank in 1977 and served as president and CEO from 2006 to 2019. His extensive community banking experience and knowledge of Van Wert Federal’s business and market area provides the board of directors with valuable insight into the business of Van Wert Federal.

Management (cont.)

Mr. Mark K. Schumm, age 50, joined Van Wert Federal in 2007. He is currently president and chief executive officer, positions he has held since 2019. The Bank is now seeking a new president and chief executive officer, and Mr. Schumm will become the new chief operating officer and chief risk officer.

Ms. Kylee Moody, age 40, has served as treasurer and chief financial officer of Van Wert Federal since 2015 and joined the Bank in 2012.

During its two most recent fiscal years and the subsequent six months, Van Wert Federal has experienced a decrease in its net interest spread and experienced a lower level of core noninterest income. The Bank experienced lower positive earnings in 2020 and a decrease in 2021 and negative in the six months ended December 31, 2021. The Bank’s asset quality position has remained favorable in 2020 and 2021, and the six months ended December 31, 2021 with nonperforming assets being lower than industry overages. Van Wert Federal’s interest rate risk has been modest, primarily as a result of its higher equity position along with a higher share of fixed-rate one- to four-family mortgage loans of 66.3 percent of total loans. The Bank’s core earnings and core return on assets have been below industry averages, along with its net interest margin, impacted by a lower yield on earning assets. Management is confident that the Bank is positioned for rising earnings following its conversion, with plans to employ a new chief executive officer in the next few months.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current legislation related to the regulation of financial institutions, and their restrictions to generating selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s volatile earnings. In our opinion, recent market trends cause us to conclude that a moderate new issue discount is warranted in the case of this offering. Consequently, at this time we have made a moderate downward adjustment to the Corporation's pro forma market value related to a new issue discount.

VI.          VALUATION APPROACH, METHODS AND CONCLUSION

Valuation Approach

Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have improved, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during these last two years. However, as provisions for loan losses decreased significantly and became negative for some, the price to book value method continues to be pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of the Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to earnings method and the price to assets method.

In recognition of the volatility and variance in earnings, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value and the super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the “midpoint value.”

Introduction (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, liquidity of the stock, dividend, subscription interest, asset, loan and deposit growth, marketing of the issue and market area. No adjustments were made for the Bank’s management and financial condition.

PRICE TO BOOK VALUE METHOD

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution’s performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

The pro forma equity used in the valuation was $22,833,000, which is based on the Bank’s December 31, 2021, equity level, which is based on the Bank’s actual equity of $25,252,000 less the after-tax cost of $2,419,000 for the Bank to withdraw from its defined benefit plan. The Bank’s tangible equity was an identical $22,833,000.

Exhibit 43 shows the average and median price to book value ratios for the comparable group which were 99.61 percent and 99.91 percent, respectively. The full comparable group indicated a moderate pricing range, from a low of 83.21 percent (Prudential Bancorp) to a high of 117.90 percent (Cincinnati Bancorp). The comparable group had higher average and median price to tangible book value ratios of 104.62 percent and 106.19 percent, respectively, with a range of 87.06 percent to 127.35 percent. Excluding the low and the high in the group, the comparable group's price to book value ratio range narrowed to a low of 87.06 percent and a high of 111.69 percent, and the comparable group’s price to tangible book value ratio range also narrowed modestly from a low of 87.56 percent to a high of 114.61 percent.

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 54.05 percent and a price to tangible book value ratio of 54.05 percent at the midpoint. The price to book value ratio increases from 49.48 percent at the minimum to 61.99 percent at the super maximum, while the price to tangible book value ratio increases from 49.48 percent at the minimum to 62.00 percent at the super maximum.

Price to Book Value Method (cont.)

The Corporation's pro forma price to book value and price to tangible book value ratios of 54.05 percent and 54.05 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 42, are influenced by the Bank's capitalization, asset quality position, earnings performance, ESOP level, local market and public interest, as well as subscription interest in thrift stocks and overall market and economic conditions. The Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 26.02 percent compared to 12.45 percent for the comparable group (reference Exhibit 43). Based on the price to book value ratio and the Bank's total pro forma equity of $22,833,000 at December 31, 2021, the indicated pro forma market value of the Corporation using this approach is $22,000,000 at the midpoint (reference Exhibit 42).

PRICE TO CORE EARNINGS METHOD

The foundation of the price to core earnings method is the determination of the core earnings based to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended December 31, 2021, were $244,000 (reference Exhibit 7) and its net earnings were $35,000 for that period. Due to a low level of earnings and resultant very high price to earnings multiple, it was deemed appropriate not to use this price to core earnings approach and deem it not meaningful.

Due to the importance of recognizing the earnings position of the comparable group and the industry, we will discuss these performance measures in the industry and with the comparable group. As indicated in Exhibit 42, the average price to core earnings multiple for the comparable group was 18.18, while the median was a lower 15.51. The average price to net earnings multiple was 16.87, and the median multiple was 13.42. The range of the price to core earnings multiple for the comparable group was from a low of 8.04 to a high of 34.71. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 10.39 to a high of 29.23 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range. For all thrifts, the average price to core earnings multiple was 14.00 with a median of 12.58 and a higher 21.11 average for Ohio thrifts with a median of a much lower 10.51.

PRICE TO ASSETS METHOD

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to assets ratio below its true level following conversion.

Price to Assets Method (cont.)

Exhibit 43 indicates that the average price to assets ratio for the comparable group was 12.63 percent and the median was 9.93 percent. The range in the price to assets ratios for the comparable group varied from a low of 8.32 percent (WVS Financial Corp.) to a high of 23.36 percent (FFBW Inc.). The range narrows modestly with the elimination of the two extremes in the group to a low of 8.88 percent and a high of 18.87 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 14.09 percent at the midpoint, which ranges from a low of 12.20 percent at the minimum to 17.91 percent at the super maximum. Based on the Bank's December 31, 2021, asset base of $138,553,000, the indicated pro forma market value of the Corporation using the price to assets method is $22,000,000 at the midpoint (reference Exhibit 41).

VALUATION CONCLUSION

Exhibit 48 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the price to book value ratio of 54.06 percent for the Corporation represents a discount of 45.73 percent relative to the comparable group and decreases to a discount of 37.17 percent at the super maximum. The price to assets ratio of 14.07 percent at the midpoint represents a premium of 11.40 percent, increasing to a premium of 41.65 percent at the super maximum. The price to core earnings multiple was not meaningful for the Corporation.

It is our opinion that as of February 18, 2022, the pro forma market value of the Corporation is $22,000,000 at the midpoint, representing 2,200,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $18,700,000 or 1,870,000 shares at $10.00 per share to a maximum of $25,300,000 or 2,530,000 shares at $10.00 per share, and then to a super maximum of $29,095,000 or 2,909,500 shares at $10.00 a share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

The appraised value of VWF Bancorp, Inc., as of February 18, 2022, is $22,000,000 at the midpoint.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

VAN WERT FEDERAL SAVINGS BANK

Van Wert, Ohio

Balance Sheet

At December 31, 2021 and June 30, 2021

	At December 31,	At June 30,
	2021	2021
	(Unaudited)
ASSETS
Cash and due from banks	$31,549,304	$11,660,839
Interest-bearing time deposits	3,420,000	4,890,000
Available-for-sale debt securities	18,310,171	28,526,420
Loans receivable, net of allowance of $222,884 at December 31, 2021 and June 30, 2021	77,419,787	74,384,207
Premises and equipment, net	1,395,784	1,421,166
Federal Home Loan Bank stock	1,012,900	1,012,900
Bank owned life insurance	5,058,567	5,003,803
Accrued interest receivable	198,121	193,018
Other assets	188,380	134,596

Total assets	$138,553,014	$127,226,949

LIABILITIES AND EQUITY

LIABILITIES
Deposits
Demand	$27,211,074	$19,237,348
Savings	47,821,779	43,184,282
Time	37,241,539	38,501,260
Total deposits	112,274,392	100,922,890
Advances from borrowers for taxes and insurance	729,686	579,312
Accrued interest payable and other liabilities	296,512	328,771
Total liabilities	113,300,590	101,830,973

EQUITY
Retained earnings	25,363,218	25,471,008
Accumulated other comprehensive (loss) income	(110,794)	(75,032)
Total equity	25,252,424	25,395,976

Total liabilities and equity	$138,553,014	$127,226,949

Source:  Van Wert Federal Savings Bank's unaudited and audited financial statement

EXHIBIT 2

VAN WERT FEDERAL SAVINGS BANK

Van Wert, Ohio

Balance Sheets

At June 30, 2017, 2018, 2019 and 2020

	June 30,
	2020	2019	2018	2017
ASSETS
Cash and due from banks	23,773,919	$4,849,042	$5,320,007	$9,554,839
Interest-bearing time deposits	8,075,000	8,105,000	7,305,000	6,810,000
Available-for-sale debt securities	11,063,796	27,724,983	29,975,811	34,119,129
Loans, net of allowance for loan losses of $222,884 at June 30, 2020, 2019, 2018 and 2017	69,495,771	67,065,220	62,617,795	60,778,891
Premises and equipment, net	1,451,100	1,507,746	1,524,881	1,186,834
Federal Home Loan Bank stock	1,012,900	1,012,900	1,012,900	1,012,900
Bank owned life insurance	4,892,967	4,775,316	4,362,710	3,658,675
Accrued interest receivable	221,344	324,778	253,878	218,544
Other assets	175,784	162,981	200,745	189,170
Total assets	$120,162,581	$115,527,966	$112,573,727	$117,528,982

LIABILITIES AND EQUITY
LIABILITIES
Deposits
Demand	$16,972,408	$13,062,988	$12,642,990	$12,523,091
Savings	35,386,095	32,887,401	33,538,363	32,947,597
Time	41,434,177	43,865,322	41,778,672	47,261,603
Total deposits	$93,792,680	$89,815,711	$87,960,025	$92,732,291
Advances from borrowers for taxes and insurance	594,412	510,374	570,831	617,832
Accrued interest payable and other liabilities	413,266	389,010	160,029	289,556
Total liabilities	94,800,358	90,715,095	88,690,885	93,639,679

EQUITY
Retained earnings	25,277,733	24,866,536	24,387,796	23,996,058
Accumulated other comprehensive (loss) income	$84,490	(53,665)	(504,954)	(106,755)

Total equity	25,362,223	24,812,871	23,882,842	23,889,303

Total liabilities and retained earnings	$120,162,581	$115,527,966	$112,573,727	$117,528,982

Source:  Van Wert Federal Savings Bank's audited financial statements

EXHIBIT 3

VAN WERT FEDERAL SAVINGS BANK

Van Wert, Ohio

Statements of Income

For the Twelve Months Ended December 31, 2021 and the Year Ended June 30, 2021

	Twelve Months
	Ended	Year Ended
	December 31,	June 30,
	2021	2021
Interest income:
Loans	$2,728,194	$2,746,377
Investment securities	283,069	206,720
Interest-bearing deposits and other	117,631	157,247
Total interest income	3,128,894	3,110,344

Interest expense:
Deposits	380,255	452,904
Federal Home Loan Bank advances	1	2
Total interest expense	380,256	452,906

Net interest income	2,748,638	2,657,438

Provision for loan losses	0	0

Net interest income after provision for loan losses	2,748,638	2,657,438

Noninterest income:
Bank owned life insurance	109,312	110,836
Other income	110,230	103,143
Total noninterest income	219,542	213,979

Noninterest expense:
Salaries and employee benefits	1,401,151	1,368,035
Directors fees	199,500	202,667
Occupancy and equipment	181,851	181,507
Data processing fees	220,830	204,906
Franchise taxes	139,485	134,936
FDIC insurance premiums	31,310	25,230
Professional services	138,623	140,824
Loss on sale of investment securities	291,198	--
Other	346,570	320,325
Total noninterest expense	2,950,518	2,578,430

Income (loss) before income taxes	17,662	292,987

Provision(benefit) for income taxes)	(17,083)	35,223

Net income (loss)	$34,745	$257,764

Source:  Van Wert Federal Savings Bank unaudited and audited financial statements

EXHIBIT 4

VAN WERT FEDERAL SAVINGS BANK

Van Wert, Ohio

Statements of Income

Years Ended June 30, 2017, 2018, 2019 and 2020

	June 30,
	2020	2019	2018	2017
Interest and dividend income
Loans	$2,872,360	$2,677,638	$2,519,560	$2,620,126
Securities and other	715,274	851,807	752,227	622,637
Total interest and dividend income	3,587,634	3,529,445	3,271,787	3,242,763

Interest expense:
Deposits	721,052	607,890	498,633	514,938
Advances from Federal Home Loan Bank	11	7	0	7
Total interest expense	721,063	607,897	498,633	514,945

Net interest income	2,866,571	2,921,548	2,773,154	2,727,818

Provision for loan losses	0	0	0	36,995

Net interest income after provision for loan losses	2,866,571	2,921,548	2,773,154	2,690,823

Noninterest income:
Bank owned life insurance income	117,652	112,605	104,036	106,132
Other income	96,910	105,614	113,472	94,616
Total noninterest income	214,562	218,219	217,508	200,748

Noninterest expense:
Salaries and employee benefits	1,436,228	1,390,330	1,339,235	1,284,367
Net occupancy and equipment expense	185,271	193,263	167,044	142,679
Data processing fees	154,333	138,250	144,650	124,000
Professional fees	195,952	184,294	175,863	165,949
Franchise taxes	2,267	29,100	33,600	29,800
Loss on sale of foreclosed assets	--	--	47,524	12,628
State franchise taxes	165,132	194,918	--	--
FDIC insurance premiums	142,298	142,434	159,893	169,981
Other	310,966	283,253	321,257	313,834
Total noninterest expense	2,592,447	2,555,842	2,389,066	2,243,238

Income before income taxes	488,686	583,925	601,596	648,333

Income tax expense	77,489	105,185	48,958	120,714

Net income	$411,197	$478,740	$552,638	$527,619

Source:  Van Wert Federal Savings Bank's audited financial statements

EXHIBIT  5

Selected Financial Information

At December 31, 2021, and at June 30, 2020 and 2021

	At
	December 31,	At June 30,
	2021	2021	2020
Selected Financial Condition Data:

Total assets	$138,553,014	$127,226,949	$120,162,581
Cash and cash equivalents	31,549,304	11,660,839	23,773,919
Interest-bearing time deposits	3,420,000	4,890,000	8,075,000
Available-for-sale securities	18,310,171	28,526,420	11,063,796
Loans, net	77,419,787	74,384,207	69,495,771
Premises and equipment, net	1,395,784	1,421,166	1,451,100
Federal Home Loan Bank stock	1,012,900	1,012,900	1,012,900
Bank-owned life insurance	5,058,567	5,003,803	4,892,967
Total deposits	112,274,392	100,922,890	93,792,680
Total equity	25,252,424	25,395,976	25,362,223

Source:  VWF Bancorp, Inc.'s Prospectus

EXHIBIT 6

Income and Expense Trends

For the Six Months Ended December 31, 2020 and 2021, and

For the Years Ended June 30, 2020 and 2021

	For the Six Months Ended		For the Years Ended
	December 31,		June 30,
	2021	2020	2021	2020
	(In thousands)
Selected Operations Data:
Interest income	$1,573	$1,555	$3,110	$3,588
Interest expense	179	252	453	721
Net interest income	1,394	1,303	2,657	2,867
Provision for loan losses	--	--	--	--
Net interest income after provision for loan losses	1,394	1,303	2,657	2,867
Noninterest income	109	103	214	215
Noninterest expense	1,648	1,276	2,578	2,592
Income (loss) before income tax expense	(145)	130	293	489
Provision for income taxes (benefit)	(37)	15	35	78
Net income (loss)	$(108)	$115	$258	$411

Source:  VWF Bancorp, Inc.'s Prospectus

EXHIBIT 7

VAN WERT FEDERAL SAVINGS BANK

Normalized or Core Earnings

Twelve Months Ended December 31, 2021

Twelve Months
Ended
December 31,
2021
(in thousands)
NET
Net income before taxes	$18

Taxes	17

Net income	$35

CORE
Net income before taxes	$18

Income adjustments:
Loss on sale of securities	291

Net income before taxes	309

Taxes @ 21.0%	65

Core income	$244

Source:  Van Wert Federal's audited and unaudited financial statements

EXHIBIT 8

Performance Indicators

At or for the Six Months Ended December 31, 2020 and 2021, and

At or for the Years Ended June 30, 2020 and 2021

	At or For the Six Months Ended		At or For the Years Ended
	December 31,		June 30,
	2021	2020	2021	2020
Selected Financial Ratios and Other Data(1)

Performance Ratios:
Return (loss) on average assets	(0.16)%	0.19%	0.20%	0.34%
Return (loss) on average equity	(0.85)%	0.91%	1.02%	1.63%
Interest rate spread (2)	2.54%	2.76%	2.73%	2.94%
Net interest margin (3)	2.56%	2.78%	2.72%	2.98%
Noninterest expenses to average assets	2.47%	2.08%	2.05%	2.17%
Efficiency ratio (4)	109.66%	90.75%	89.80%	84.14%
Average interest-earning assets to average interest-bearing liabilities	105.87%	101.92%	99.95%	107.34%

Capital Ratios:
Average equity to average assets	19.05%	20.51%	20.15%	21.16%
Tier 1 capital to average assets(5)	18.55%	20.53%	19.49%	21.06%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	0.29%	0.32%	0.30%	0.32%
Allowance for loan losses as a percentage of nonperforming loans	138.20%	246.16%	121.88%	500.28%
Allowance for loan losses as a percentage of nonaccrual loans	138.20%	246.16%	261.04%	2435.36%
Nonaccrual loans as a percentage of total loans	0.20%	0.13%	0.11%	0.01%
Net (charge-offs) recoveries as a percentage of average outstanding loans during the period	0.00%	0.00%	0.00%	0.00%
Nonperforming loans as a percentage of total loans	0.20%	0.13%	0.24%	0.01%
Nonperforming loans as a percentage of total assets	0.12%	0.07%	0.14%	0.01%
Total nonperforming assets as a percentage of total assets	0.12%	0.07%	0.14%	0.04%

(1)	Performance ratios for the six months ended December 31, 2021 and 2020 are annualized.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents noninterest expenses divided by the sum of net interest income and noninterest income.
(5)	Van Wert Federal has adopted the "community bank leverage ratio (CBLR)" framework for measuring regulatory capital adequacy, which became effective January 1, 2020. The CBLR is the ratio of Tier 1 capital to average assets. To be considered well capitalized under the CBLR framework, Van Wert Federal was required to have a CBLR ratio of at least 8.5% at December 31, 2021, 8.0% at June 30, 2021, and 9.0% at June 30, 2020.

Source:  VWF Bancorp, Inc.'s Prospectus

EXHIBIT 9

Volume/Rate Analysis

For the Six Months Ended December 31, 2021 vs. 2020, and

For the Year Ended June 30, 2021 vs. 2020

	Six Months Ended December 31,			Year Ended June 30,
	2021 vs. 2020			2021 vs. 2020
	Increase (Decrease)			Increase (Decrease)
	Due to			Due to
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)			(Dollars in thousands)
Interest-earning assets:
Loans	$126	$(144)	$(18)	$78	$(205)	$(127)
Investment securities	86	(10)	76	2	(173)	(171)
Other interest-earning assets	(62)	23	(39)	(12)	(168)	(180)
Total interest-earning assets	$150	$(131)	$19	$68	$(546)	$(478)

Interest-bearing liabilities:
Interest-bearing demand	$0	$0	$0	$1	$0	$1
Money market accounts	0	0	0	0	0	0
Savings accounts	1	0	1	2	(6)	(4)
Certificates of deposit	(12)	(61)	(72)	(56)	(209)	(265)
Total deposits	(11)	(61)	(72)	(53)	(215)	(268)
Borrowings			0			0
Total interest-bearing liabilities	(11)	(61)	(72)	(53)	(215)	(268)

Change in net interest income	$161	$(70)	$91	$121	$(331)	$(210)

Source: VWF Bancorp, Inc.'s Prospectus

EXHIBIT 10

Yield and Cost Trends

At December 31, 2021, for the Six Months Ended December 31, 2020 and 2021,

And For the Years Ended June 30, 2020 and 2021

	At	For the Six Months Ended		For the Years Ended
	December 31,	December 31,		June 30,
	2021	2021	2020	2021	2020
	Yield/	Yield/	Yield/	Yield/	Yield/
	Rate	Rate	Rate	Rate	Rate
Interest-earning assets:
Loans	3.35%	3.56%	3.95%	3.89%	4.18%
Investment securities	1.33%	1.15%	1.29%	1.14%	2.09%
Interest-bearing deposits and other	2.21%	2.11%	1.61%	1.76%	3.64%
Total interest-earning assets	2.94%	2.89%	3.31%	3.18%	3.78%
Interest-bearing liabilities:
Interest-bearing demand	0.01%	0.01%	0.01%	0.01%	0.01%
Savings accounts	0.02%	0.02%	0.02%	0.02%	0.04%
Certificates of deposit	0.83%	0.91%	1.23%	1.13%	1.65%
Total deposits	0.29%	0.35%	0.55%	0.46%	0.81%
Borrowings	0.00%	0.00%	0.00%	0.00%	0.00%
Total interest-bearing liabilities	0.29%	0.35%	0.55%	0.46%	0.81%

Net interest rate spread (1)	2.65%	2.54%	2.76%	2.73%	2.94%

Net interest margin (2)	--	2.56%	2.78%

Average interest-earning assets to interest-bearing liabilities

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: VWF Bancorp, Inc.'s Prospectus

EXHIBIT 11

Net Portfolio Value

At June 30, 2021, and at December 31, 2021

At December 31, 2021
				EVE as a Percentage of
Change in		Estimated Increase		Present Value of Assets (3)
Interest Rates	Estimated	(Decrease) in EVE			Increase/
(Basis Points) (1)	EVE (2)	$ Amount	Percent	EVE Ratio (4)	(Decrease)
	(Dollars in thousands)				(Basis Points)
+400	$24,248	$(4,341)	(5.18)%	19.40%	(120)
+300	25,531	(3,058)	(10.70)%	19.58%	(69)
+200	27,236	(1,353)	(4.73)%	20.30%	3
+100	28,656	67	0.23%	20.79%	52
--	28,589	--	--	20.27%	--
-100	27,505	(1,084)	(3.79)%	19.21%	(106)
-200	27,330	(1,259)	(4.40)%	19.04%	(123)

(1)  Assumes an immediate uniform change in interest rates at all maturities.

(2)  EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)  Present value of assets represents the discounted present value of incoming cash flows on  interest-earning assets.

(4)  EVE Ratio represents EVE divided by the present value of assets.

At June 30, 2021
				EVE as a Percentage of
Change in		Estimated Increase		Present Value of Assets (3)
Interest Rates	Estimated	(Decrease) in EVE			Increase/
(Basis Points) (1)	EVE (2)	$ Amount	Percent	EVE Ratio (4)	(Decrease)
	(Dollars in thousands)				(Basis Points)
+400	$20,477	$(6,227)	(23.32)%	17.79%	(278)
+300	22,238	(4,466)	(16.27)%	18.76%	(181)
+200	24,404	(2,300)	(8.61)%	19.92%	(65)
+100	26,186	(518)	(1.94)%	20.73%	16
--	26,704	--	--	20.57%	--
-100	27,153	449	1.68%	20.56%	(1)
-200	27,377	673	2.52%	20.70%	13

(1)  Assumes an immediate uniform change in interest rates at all maturities.

(2)  EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)  Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)  EVE Ratio represents EVE divided by the present value of assets.

Source: VWF Bancorp, Inc.'s Prospectus

EXHIBIT 12

Loan Portfolio Composition

At June 30, 2020 and 2021 and at December 31, 2021

(Dollars in thousands)

	At December 31,		At June 30,
	2021		2021		2020
	Amount	Percent	Amount	Percent	Amount	Percent
Real estate:
Commercial	$7,451	9.30%	$6,548	8.50%	$6,377	9.00%
Residential	63,317	79.10%	61,355	79.60%	56,417	79.60%
Agricultural	3,303	4.10%	2,976	3.90%	2,633	3.70%
Construction and land	4,603	5.80%	4,877	6.30%	4,070	5.70%
Commercial and industrial	325	0.40%	342	0.40%	361	0.50%
Home equity line of credit	379	0.50%	206	0.30%	242	0.30%
Consumer	676	0.80%	775	1.00%	809	1.10%
Total loans	80,054	100.0%	77,079	100.0%	70,909	100.0%
Less:
Undisbursed loans in process	2,408		2,480		1,225
Net deferred loan costs, premium and discounts
	3		(8)		(35)
Allowance for loan losses	223		223		223
Total loans receivable, net	$77,420		$74,384		$69,496

Source:  VWF Bancorp, Inc.'s Prospectus

EXHIBIT 13

Loan Maturity Schedule

At June 30, 2021 and at December 31, 2021

					Commercial	Home Equity
Due During the Years	Commercial	Residential	Agricultural	Construction	and	Lines of	Consumer
Ending December 31,	Real Estate	Real Estate	Real Estate	and Land	Industrial	Credit	Consumer	Total
	(In thousands)
2022	$--	$15	$--	$835	$--	$--	$23	$873
2023	--	126	--	--	--	--	37	163
2024	92	193	--	--	--	--	116	401
2025 to 2026	24	730	174	89	--	--	238	1,255
2027 to 2031	3,668	8,889	389	--	325	--	182	13,453
2032 to 2036	1,465	17,201	305	--	--	75	80	19,126
2037 and beyond	2,202	33,163	2,435	3,679	--	304	--	41,783
Total	$7,451	$60,317	$3,303	$4,603	$325	$379	$676	$77,054

					Commercial	Home Equity
Due During the Years	Commercial	Residential	Agricultural	Construction	and	Lines of	Consumer
Ending June 30,	Real Estate	Real Estate	Real Estate	and Land	Industrial	Credit	Consumer	Total
	(In thousands)
2022	$--	$22	$--	$752	$--	$--	$4	$778
2023	--	140	--	167	--	--	35	342
2024	114	209	--	--	--	--	79	402
2025 to 2026	28	772	174	55	--	--	321	1,350
2027 to 2031	4,022	8,613	396	--	342	--	196	13,569
2032 to 2036	1,143	17,041	337	--	--	41	83	18,645
2037 and beyond	1,241	34,558	2,069	3,903	--	165	58	41,994
Total	$6,548	$61,355	$2,976	$4,877	$342	$206	$776	$77,080

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2022			Due After June 30, 2022
	Fixed	Adjustable	Total	Fixed	Adjustable	Total
	(Dollars in thousands)			(Dollars in thousands)
Real estate loans:
Commercial	$1,945	$5,505	$7,450	$1,679	$4,869	$6,548
Residential	51,232	12,071	63,303	47,237	14,096	61,333
Agricultural	211	3,092	3,303	214	2,762	2,976
Construction and land	3,768	--	3,768	2,793	1,332	4,125
Commercial and industrial loans	--	325	325	--	342	342
Home equity line of credit	379	--	379	206	--	206
Consumer loans	653	--	653	771	--	771
Total	$58,188	$20,993	$79,181	$52,901	$23,401	$76,301

Source: VWF Bancorp, Inc.'s Prospectus

EXHIBIT 14

Loan Delinquencies

At June 30, 2020 and 2021, and at December 31, 2021

At June 30,
	At December 31, 2021			2021			2020
	30-59	60-89	90 Days	30-59	60-89	90 Days	30-59	60-89	90 Days
	Days	Days	or More	Days	Days	or More	Days	Days	or More
	Past	Past	Past	Past	Past	Past	Past	Past	Past
	Due	Due	Due	Due	Due	Due	Due	Due	Due
(Dollars in thousands)
At December 31, 2018
Real estate loans:
Commercial	$--	$--	$--	$--	$--	$--	$--	$--	$--
Residential	1,006	413	45	--	99	177	--	51	45
Agricultural	--	--	--	--	--	--	--	--	--
Construction and land	--	--	--	--	--	--	--	--	--
Commercial and industrial loans	--	--	--	--	--	--	--	--	--
Home equity lines of credit (HELOC)	--	--	--	--	--	--	--	--	--
Consumer loans	--	--	--	--	--	--	--	--	--
Total	$1,006	$413	$45	$0	$99	$177	$0	$51	$45

Source: VWF Bancorp, Inc.'s Prospectus

EXHIBIT 15

Nonperforming Assets

At June 30, 2020 and 2021, and at December 31, 2021

	At December 31,	At June 30,
	2021	2021	2020
	(Dollars in thousands)
Nonaccrual loans:
Real estate loans:
Commercial real estate	$-	$--	$--
Residential	161	85	9
Agricultural	--	--	--
Construction and land	--	--	--
Commercial and industrial loans	--	--	--
Home equity lines of credit (HELOC)	--	--	--
Consumer	--	--	--
Total nonaccrual loans	161	85	9

Accruing loans 90 days or more past due:
Real estate loans:
Commercial	--	--	--
Residential	--	98	35
Agricultural	--	--	--
Construction and land	--	--	--
Commercial and industrial loans	--	--	--
Home equity lines of credit (HELOC)	--	--	--
Consumer	--	--	--
Total loans	--	98	35
Total nonperforming loans	161	183	44
Real estate owned	--	--
Other nonperforming assets	--	--	--
Total nonperforming assets	$161	$183	44

Troubled debt restructurings:
Commercial	$41	$45	47
Residential	--	--	--
Agricultural	--	--	--
Construction and land	--	--	--
Commercial and industrial loans	--	--	--
Home equity lines of credit (HELOC)	--	--	--
Consumer	--	--	--
Total troubled debt restructurings	$41	$45	$47

Ratios:
Total nonperforming loans to total loans	0.20%	0.24%	0.06%
Total nonperforming loans to total assets	0.12%	0.14%	0.04%
Total nonperforming assets to total assets	0.12%	0.14%	0.04%
Total nonperforming loans and troubled debt restructurings to total loans	0.25%	0.30%	0.13%
Total nonperforming loans and troubled debt restructurings to total assets	0.15%	0.18%	0.08%

Source: VWF Bancorp, Inc.’s Prospectus

EXHIBIT 16

Classified Assets

At December 31, 2021 and at June 30, 2020 and 2021

(Dollars in thousands)

	At	At
	December 31,	June 30,
	2021	2021	2020
Classified Assets:
Substandard assets	$45	$177	$35
Doubtful assets	--	--	--
Loss assets	--	--	--
Total classified assets	$45	$177	$35
Special Mention	$64	$65	$--

Source: VWF Bancorp, Inc.’s Prospectus

EXHIBIT 17

Allowance for Loan Losses

At or For the Six Months Ended December 31, 2020 and 2021, and

At or For the Years Ended June 30, 2020 and 2021

	At or for the Six Months Ended		At or for the Years Ended
	December 31,		June 30,
	2021	2020	2021	2020
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$223	$223	$223	$223
Provision for loan losses	--	--	--	--
Charge-offs:
Real estate loans:
Commercial	--	--	--	--
Residential	--	--	--	--
Agricultural	--	--	--	--
Construction and land	--	--	--	--
Commercial and industrial loans	--	--	--	--
Home equity lines of credit (HELOC)	--	--	--	--
Consumer loans	--	--	--	--
Total charge-offs	0	0	0	0

Recoveries:
Real estate loans:	--	--	--	--
Commercial	--	--	--	--
Residential	--	--	--	--
Agricultural	--	--	--	--
Construction and land	--	--	--	--
Commercial and industrial loans	--	--	--	--
Home equity lines of credit (HELOC)	--	--	--	--
Consumer loans	--	--	--	--
Total recoveries	0	0	0	0

Net (charge-offs) recoveries	0	0	0	0

Allowance for loan losses at end of period	$223	$223	$223	$223

Ratios:
Allowance for loan losses to nonperforming loans at end of period	138.20%	247.65%	121.88%	500.28%
Allowance for loan losses to total loans outstanding at end of period	0.29%	0.32%	0.30%	0.32%
Net charge-offs (recoveries) to average loans outstanding during period	0.00%	0.00%	0.00%	0.00%

Source: VWF Bancorp, Inc.’s Prospectus

EXHIBIT 18

Mix of Total Deposit Accounts

At June 30, 2020 and 2021, and at December 31, 2021

			At June 30,
	At December 31, 2021		2021		2020
	(Dollars in thousands)
	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing demand	$2,568	2.3%	$2,006	2.0%	$2,031	2.2%
Interest-bearing demand deposits	24,643	21.9%	17,232	17.1%	14,942	15.9%
Savings deposits	47,822	42.6%	43,184	42.8%	35,386	37.7%
Certificates of deposit	37,241	33.2%	38,501	38.1%	41,434	44.2%
Total deposits	$112,274	100.0%	$100,923	100.0%	$93,793	100.0%

Source:  VWF Bancorp, Inc.'s Prospectus

EXHIBIT 19

Certificates of Deposit of $250,000 or More by Maturity

As of December 31, 2021

At
December 31,
2021
(In thousands)
Three months or less	$--
Over three months through six months	415
Over six months through 12 months\	--
Over 12 months	2,749
Total	$3,164

Source: VWF Bancorp, Inc.'s Prospectus

EXHIBIT 20

DIRECTORS AND MANAGEMENT OF VAN WERT FEDERAL SAVINGS BANK

At December 31, 2021

			Director	Term
Name	Position(s) Held with the Bank	Age	Since	Expires
Gary L. Clay	Chairman of the Board	68	1992	2024
Jon Bagley	Director	57	2015	2024
Charles F. Koch	Director	66	1994	2023
Michael Keysor	Director	52	2016	2023
Thomas Turnwald	Director	50	2018	2022

Executive Officers Not on the Board of Directors
Mark K. Schumm	President and Chif Executive Officer	50	--	--
Kylee Moody	Treasurer and Chief Financial Officer	--	--	--
George R. Scott, III	Vice President and Senior Lending Officer	38	--	--

Source:  VWF Bancorp, Inc.'s Prospectus

EXHIBIT 21

Key Demographic Data and Trends

Van Wert County, Ohio and the United States

2000, 2010 and 2026

			2000-		2010		2021-
			2010	2021	2021	2026	2026
	2000	2010	% Change	Estimates	% Change	Projections	% Change
Population
Van Wert County	29,658	28,744	(3.1)%	28,394	(1.2)%	28,111	(1.0)%
Ohio	11,353,249	11,536,504	1.6%	11,727,474	1.7%	11,775,645	0.4%
United States	281,422,025	308,745,538	9.7%	331,030,342	7.2%	342,471,025	3.5%

Households
Van Wert County	11,587	11,439	(1.3)%	11,250	(1.7)%	11,202	(0.4)%
Ohio	4,445,833	4,603,435	3.5%	4,680,004	1.7%	4,727,537	1.0%
United States	105,480,443	116,716,292	10.7%	126,093,779	8.0%	131,168,645	4.0%

Per Capita Income
Van Wert County	$18,184	$21,278	17.0%	27,699	30.2%	29,547	6.7%
Ohio	21,694	23,975	10.5%	32,948	37.4%	35,169	6.7%
United States	21,242	28,088	32.2%	36,445	29.8%	38,550	5.8%

Median Household Income
Van Wert County	$39,442	$43,279	9.7%	60,418	39.6%	$63,938	5.8%
Ohio	41,066	46,454	13.1%	59,934	29.0%	63,332	5.7%
United States	42,257	51,362	21.5%	65,694	27.9%	68,820	4.8%

Source:  U.S. Census and Demographics Now

EXHIBIT 22

Key Housing Data

Van Wert County, Ohio and the United States

			Estimated
Occupied Housing Units	2010	2021	2026
Van Wert County	11,439	11,250	11,202
Ohio	4,603,435	4,680,004	4,727,537
United States	116,716,292	126,093,779	131,168,645

Occupancy Rate
Van Wert County
Owner-Occupied	78.6%	76.5%	76.4%
Renter-Occupied	21.4%	23.5%	23.6%

Ohio
Owner-Occupied	67.6%	64.1%	66.2%
Renter-Occupied	32.4%	35.9%	33.8%

United States
Owner-Occupied	65.1%	63.9%	63.9%
Renter-Occupied	34.9%	36.1%	36.1%

Median Housing Values	2000	2010	2021
Van Wert County	$74,670	$86,986	$117,440
Ohio	100,500	134,400	163,017
United States	110,313	179,900	227,827

Median Rent
Van Wert County	$306	$551	$712
Ohio	415	685	808
United States	469	855	1,104

Source:  U.S. Census Bureau

EXHIBIT 23

Major Sources of Employment by Industry Group

Van Wert County, Ohio and the United States

2021

	2021
	Van Wert		United
	County	Ohio	States
Agriculture/Mining	2.1%	1.3%	1.9%
Construction	3.2%	4.1%	4.8%
Manufacturing	21.4%	13.7%	10.0%
Wholesale/Retail	16.6%	21.4%	21.3%
Transportation/Utilities	4.2%	5.1%	5.9%
Information
Finance, Insurance & Real Estate	6.6%	6.2%	6.5%
Services	45.9%	48.2%	49.6%

Source:  Demographics Now

EXHIBIT 24

Unemployment Rates

Van Wert County, Ohio and the United States

2017 through 2021

Location	2017	2018	2019	2020	2021
Van Wert County	3.9%	3.5%	3.3%	7.0%	3.8%

Ohio	5.0%	4.5%	4.1%	8.2%	4.9%

United States	4.4%	3.9%	3.7%	8.1%	5.4%

Source:  Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

EXHIBIT 25

Market Share of Deposits

Van Wert County

June 30, 2021

	Van Wert	Van Wert	Van Wert
	County	Federal	Federal
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$382,632	---	---
Thrifts	264,824	$101,823	38.4%
Total	$647,456	$101,823	15.7%

Source:  FDIC

EXHIBIT 26

National Interest Rates by Quarter

2017 - 2021

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2017	2017	2017	2017
Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2018	2018	2018	2018
Prime Rate	4.75%	5.00%	5.25%	5.50%
90-Day Treasury Bills	1.74%	1.89%	2.15%	2.40%
1-Year Treasury Bills	2.09%	2.33%	2.57%	2.63%
30-Year Treasury Notes	2.97%	2.98%	3.19%	3.02%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2019	2019	2019	2019
Prime Rate	5.50%	5.50%	5.50%	4.75%
90-Day Treasury Bills	2.39%	2.18%	1.84%	1.52%
1-Year Treasury Bills	2.50%	1.96%	1.71%	1.59%
30-Year Treasury Notes	2.94%	2.57%	1.94%	2.25%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2020	2020	2020	2020
Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.11%	0.16%	0.10%	0.09%
1-Year Treasury Bills	0.17%	0.16%	0.12%	0.10%
30-Year Treasury Notes	1.15%	1.18%	1.48%	1.67%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2021	2021	2021	2021
Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.02%	0.05%	0.04%	0.06%
1-Year Treasury Bills	0.06%	0.09%	0.09%	0.39%
30-Year Treasury Notes	2.34%	2.07%	2.08%	1.90%

Source:  The Wall Street Journal

EXHIBIT 27

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2021

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	26.00	10.6	2.56	185.00	1.04	10.16	10.16	114.19	114.19	14.05
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	16.53	5.6	1.27	158.09	0.99	13.02	15.17	106.30	106.37	10.46
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	50.12	11.7	5.78	323.47	0.51	8.67	14.92	124.96	175.55	15.49
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	25.25	4.2	2.07	224.68	1.06	12.20	15.78	101.49	101.65	11.24
WCFB	WCF BANCORP	IA	OTC PINK	8.74	24.9	0.30	55.67	0.00	29.13	38.00	97.54	97.76	15.70
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	8.80	141.1	3.86	91.37	0.00	2.28	2.28	69.02	69.02	9.63
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	10.67	20.4	0.65	117.53	0.07	16.42	18.40	90.35	90.42	9.08
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	34.00	12.4	1.74	513.57	0.00	19.54	22.82	77.11	83.58	6.62
IROQ	IF BANCORP	IL	NASDAQ	25.99	17.8	1.87	236.72	2.47	13.90	14.85	103.09	104.42	10.98
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	11.65	(3.0)	(1.84)	339.82	0.00	NM	NM	44.64	44.64	3.43
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	14.60	0.0	1.04	117.27	0.00	14.04	14.04	90.46	93.29	12.45
RYFL	ROYAL FINANCIAL	IL	OTC BB	21.00	48.4	2.49	216.10	0.11	8.43	9.01	98.27	102.49	9.72
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	13.55	43.4	1.25	115.06	0.00	10.84	NM	106.03	106.03	11.78
AMFC	AMB FINANCIAL CORP	IN	OTC BB	25.00	56.3	4.96	296.93	0.00	5.04	5.26	86.93	90.51	8.42
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	95.00	(5.0)	38.77	2,227.06	0.00	2.45	2.74	37.35	37.73	4.27
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	20.90	22.7	2.34	268.15	0.39	8.93	8.36	78.39	95.17	7.79
FCAP	FIRST CAPITAL	IN	NASDAQ	40.50	(36.4)	3.22	331.04	0.80	12.58	12.58	127.12	136.00	12.23
MSVB	MID-SOUTHERN BANCORP, INC	IN	NASDAQ	15.00	3.4	0.59	79.50	0.11	25.42	25.42	111.69	111.69	18.87
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	44.00	21.9	4.14	462.14	1.58	10.63	12.57	102.52	114.46	9.52
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	17.50	16.7	1.80	201.58	0.48	9.72	11.44	96.74	99.49	8.68
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	11.33	(8.5)	0.55	69.53	0.85	20.60	25.18	126.59	128.02	16.30
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	33.30	28.1	2.76	303.76	0.00	12.07	11.81	92.37	98.46	10.96
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	16.50	36.9	0.78	100.11	0.00	21.15	21.15	118.28	122.86	16.48

KELLER & COMPANY

Dublin, Ohio

614-766-1426

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	20.38	(29.4)	1.74	169.34	0.90	11.71	11.26	125.18	125.18	12.03
HONE	HARBORONE BANCORP	MA	NASDAQ	14.84	37.2	1.19	82.00	0.00	12.47	13.74	131.10	158.72	18.10
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	419.88	92.6	31.74	1,481.06	2.04	13.23	13.69	263.35	263.35	28.35
PVBC	PROVIDENT BANCORP	MA	NASDAQ	18.60	51.5	0.94	89.05	0.00	19.79	19.79	170.80	170.80	20.89
RNDB	RANDOLPH BANCORP	MA	NASDAQ	24.00	6.8	2.69	142.93	0.95	8.92	9.23	132.52	158.21	16.79
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	8.76	28.6	1.02	104.01	0.59	8.59	9.03	96.05	103.42	8.42
FBC	FLAGSTAR BANCORP	MI	NYSE	47.94	18.0	11.38	511.55	0.23	4.21	4.91	95.80	117.56	9.37
SBT	STERLING BANCORP	MI	NASDAQ	5.75	26.9	0.07	62.18	0.00	82.14	NM	86.21	86.99	9.25
STBI	STURGIS BANCORP	MI	OTC BB	19.00	0.3	3.29	337.85	0.00	5.78	5.81	61.99	70.97	5.62
HMNF	HMN FINANCIAL	MN	NASDAQ	24.67	43.3	3.29	223.03	1.29	7.50	10.07	119.24	124.47	11.06
REDW	REDWOOD FINANCIAL	MN	OTC PINK	120.50	0.0	11.99	1,188.84	11.40	10.05	11.30	117.12	139.00	10.14
NASB	NASB FINANCIAL	MO	OTC BB	61.00	(6.9)	10.08	317.08	4.24	6.05	5.97	112.94	118.38	19.24
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	16.00	23.1	0.49	178.62	0.00	32.65	38.10	67.97	69.29	8.96
FCPB	FIRST CAPITAL BANCSHARES	NC	OTC PINK	9.50	46.2	0.18	70.31	0.00	52.78	63.33	129.78	129.78	13.51
KSBI	KS BANCORP	NC	OTC BB	58.00	118.9	5.74	504.53	2.67	10.10	10.10	138.62	138.62	11.50
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	47.00	23.7	4.78	388.19	1.77	9.83	10.51	113.04	117.21	12.11
UBNC	UNION BANK	NC	OTC BB	17.65	50.3	2.04	185.87	0.00	8.65	9.05	95.20	108.22	9.50
EQFN	EQUITABLE FINANCIAL CORP	NE	OTC BB	12.90	7.9	1.70	150.50	0.00	7.59	7.59	89.15	95.91	8.57
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	33.00	13.2	2.97	194.41	1.50	11.11	13.47	107.88	111.52	16.97
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	13.25	25.5	0.91	90.97	0.37	14.56	18.15	103.11	130.80	14.57
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	16.16	32.2	1.33	106.28	0.47	12.15	13.69	111.14	117.78	15.21
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	22.20	18.7	2.01	197.85	0.70	11.04	12.83	87.78	133.73	11.22
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	24.22	34.2	2.20	172.04	0.91	11.01	13.23	112.23	155.26	14.08

KELLER & COMPANY

Dublin, Ohio

614-766-1426

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
BCTF	BANCORP 34	NM	OTC PINK	13.78	18.9	1.66	172.46	0.00	8.30	8.61	71.62	71.77	7.99
AX	AXOS FINANCIAL	NV	NYSE	55.91	49.7	3.76	251.30	0.00	14.87	14.87	227.37	260.05	22.25
CARV	CARVER BANCORP	NY	NASDAQ	8.54	29.0	(1.14)	203.50	0.00	NM	NM	52.78	52.88	4.20
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	22.84	98.4	1.54	183.42	0.61	14.83	14.74	126.47	162.10	12.45
GBNY	GENERATIONS BANK	NY	NASDAQ	NA	NM	0.52	153.64	0.00	NM	NM	NM	NM	NM
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	12.21	16.5	1.37	124.48	0.68	8.91	9.18	81.51	125.10	9.81
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	19.04	20.1	0.86	118.71	0.00	22.14	24.10	124.61	127.96	16.04
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	14.50	37.1	0.80	89.04	0.00	18.13	26.85	162.56	162.56	16.28
SNNF	SENECA FIN CORP	NY	OTC PINK	12.00	58.7	0.95	113.60	0.00	12.63	12.90	103.27	103.27	10.56
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	20.02	61.2	(1.51)	118.37	0.00	NM	NM	172.29	172.29	16.91
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	33.31	406.2	3.07	318.45	1.36	10.85	11.41	109.39	109.50	10.46
CNNB	CINCINNATI BANCORP	OH	NASDAQ	14.62	22.3	1.13	84.85	0.00	12.94	12.94	117.90	127.35	17.23
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	42.90	230.0	1.29	147.89	0.00	33.26	35.16	217.77	220.00	29.01
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	18.20	5.5	2.82	288.25	0.38	6.45	6.28	76.15	80.64	6.31
EFBI	EAGLE FIN BANCORP	OH	OTC BB	18.15	10.3	1.20	112.84	0.00	15.13	15.65	106.95	106.95	16.08
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	10.45	1.6	0.49	110.68	0.27	21.33	20.90	77.18	86.79	9.44
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	OTC BB	7.00	(0.3)	0.48	103.35	0.00	14.58	14.58	73.15	75.92	6.77
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	33.00	10.0	2.69	184.55	3.56	12.27	12.36	163.77	166.50	17.88
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	10.74	19.3	0.66	106.89	0.37	16.27	16.27	81.06	81.06	10.05
PFC	PREMIER FINANCIAL CORP	OH	NASDAQ	30.91	35.7	3.54	200.97	0.99	8.73	10.37	111.35	171.72	15.38
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	21.00	0.0	0.48	161.68	0.00	43.75	43.75	69.26	69.26	12.99
ESSA	ESSA BANCORP	PA	NASDAQ	17.33	15.4	1.57	175.73	1.23	11.04	11.63	93.07	100.81	9.86
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	24.96	16.1	2.09	239.36	1.52	11.94	11.94	115.45	115.45	10.43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
HVBC	HV BANCORP, INC	PA	NASDAQ	21.80	26.8	2.74	245.55	0.00	7.96	8.04	105.57	114.32	8.88
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	14.16	12.3	1.25	113.29	0.78	11.33	15.06	115.97	156.64	12.50
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	13.58	(1.9)	1.05	140.29	1.02	12.93	16.17	83.21	87.56	9.68
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	19.00	28.8	2.88	267.41	0.75	6.60	6.91	93.69	102.59	7.11
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	15.20	1.3	0.61	182.70	0.42	24.92	29.23	87.06	87.06	8.32
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	30.00	121.2	0.06	5.50	0.00	NM	NM	NM	NM	NM
CASH	META FINANCIAL GROUP	SD	NASDAQ	59.66	64.9	4.44	209.61	0.20	13.44	13.23	218.45	361.36	28.46
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	24.00	22.9	2.06	340.31	6.70	11.65	11.94	76.65	76.65	7.05
STXB	SPIRIT OF TEXAS BANCSHARES	TX	NASDAQ	28.78	72.0	2.87	183.63	0.39	10.03	10.32	121.59	153.99	15.67
TBK	TRIUMPH BANCORP	TX	NASDAQ	119.08	142.6	4.72	239.93	0.00	25.23	27.31	364.38	NM	49.63
FSBW	FS BANCORP	WA	NASDAQ	33.63	(38.6)	4.98	267.24	1.28	6.75	6.75	103.64	113.27	12.58
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	7.69	47.3	0.91	77.00	0.29	8.45	10.39	96.73	114.61	9.99
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	27.70	11.6	3.33	214.16	1.10	8.32	8.34	113.76	126.08	12.93
FFBW	FFBW, INC	WI	NASDAQ	11.80	17.9	0.34	50.51	0.00	34.71	34.71	107.47	107.96	23.36
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	25.14	79.7	0.56	135.01	0.00	44.89	44.89	185.67	185.67	18.62
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	21.86	16.7	3.41	88.46	1.51	6.41	6.98	124.56	125.06	24.71
WBBW	WESTBURY BANCORP	WI	OTC BB	30.07	25.2	3.56	334.77	3.20	8.45	9.28	98.27	98.43	8.98

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2021

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	Per Share					Pricing Ratios
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
ALL INSTITUTIONS
AVERAGE	30.66	34.69	2.99	242.35	0.80	15.06	15.58	113.11	120.85	13.17
HIGH	419.88	406.20	38.77	2,227.06	11.40	82.14	63.33	364.38	361.36	49.63
LOW	5.75	(38.60)	(1.84)	5.50	0.00	2.28	2.28	37.35	37.73	3.43

AVERAGE FOR STATE
OH	20.70	33.44	1.48	150.20	0.56	18.47	18.83	109.45	118.62	14.11

AVERAGE BY REGION
MID-ATLANTIC	21.00	18.43	2.04	187.91	0.72	12.01	14.32	102.77	123.13	11.45
MIDWEST	23.96	27.48	3.26	269.88	0.52	16.61	14.21	99.19	104.93	12.02
NORTH CENTRAL	38.64	17.99	3.98	287.48	2.17	15.35	18.10	117.43	138.41	15.04
NORTHEAST	44.90	67.42	3.15	237.30	0.45	10.75	11.76	123.33	133.58	13.52
SOUTHEAST	31.03	63.87	2.48	249.12	1.86	15.50	17.49	92.22	95.08	8.95
SOUTHWEST	38.64	44.85	2.42	194.87	0.21	14.75	15.08	148.90	95.38	18.79
WEST	27.53	12.91	2.70	196.78	0.82	10.54	11.64	123.35	133.74	13.36

AVERAGE BY EXCHANGE
NYSE	35.07	29.60	4.68	264.84	0.45	9.75	10.55	129.23	164.49	13.88
NASDAQ	33.00	34.73	2.64	195.75	0.63	14.85	14.31	121.46	127.26	14.73
OTC BB	25.64	38.82	2.52	233.70	0.72	12.91	13.13	103.31	107.39	11.73
OTC PINK	29.45	28.31	4.01	352.44	1.37	15.36	16.73	91.46	94.69	10.01

EXHIBIT 28

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,427,795	175,768	175,768	1.45	1.45	11.54	11.54	OTC BB	7,718,015	200,668
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,192,261	117,298	117,166	0.81	0.70	8.09	6.99	NASDAQ	7,541,469	124,660
WSFS	WSFS FINANCIAL CORP	DE	15,376,096	1,906,698	1,357,346	1.85	1.07	14.95	8.69	NASDAQ	47,535,215	2,382,465
TBNK	TERRITORIAL BANCORP	HI	2,116,805	234,410	234,069	0.92	0.71	8.30	6.43	NASDAQ	9,421,560	237,894
WCFB	WCF BANCORP	IA	135,584	21,821	21,766	0.53	0.41	3.40	2.62	OTC PINK	2,435,498	21,286
AFBA	ALLIED FIRST BANCORP	IL	161,890	22,585	22,585	NM	NM	NM	NM	OTC BB	1,771,897	15,593
BFIN	BANKFINANCIAL CORP	IL	1,659,315	166,805	166,596	0.56	0.50	5.56	4.96	NASDAQ	14,118,720	150,647
GTPS	GREAT AMERICAN BANCORP	IL	210,212	18,048	16,649	0.33	0.29	3.97	3.41	OTC BB	409,314	13,917
IROQ	IF BANCORP	IL	767,055	81,682	80,662	0.80	0.75	7.36	6.90	NASDAQ	3,240,376	84,217
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	126,618	9,724	9,724	(0.54)	(0.53)	(6.76)	(6.65)	OTC PINK	372,600	4,341
OTTW	OTTAWA SAVINGS BANCORP	IL	342,948	47,194	45,782	0.93	0.93	6.59	6.59	OTC BB	2,924,465	42,697
RYFL	ROYAL FINANCIAL	IL	554,859	54,875	52,617	1.20	1.12	12.18	11.37	OTC BB	2,567,573	53,919
SUGR	SUGAR CREEK FINANCIAL CORP	IL	90,664	10,071	10,071	1.06	(0.98)	9.78	(9.05)	OTC BB	787,983	10,677
AMFC	AMB FINANCIAL CORP	IN	276,451	26,776	25,715	1.70	1.63	18.29	17.52	OTC BB	931,043	23,276
FDLB	FIDELITY FEDERAL BANCORP	IN	1,881,334	214,874	212,696	1.99	1.78	17.86	15.98	OTC PINK	844,763	80,252
FBPI	FIRST BANCORP OF INDIANA	IN	465,998	46,326	38,163	0.85	0.91	8.92	9.52	OTC BB	1,737,796	36,320
FCAP	FIRST CAPITAL	IN	1,117,298	107,539	100,505	1.02	1.02	10.39	10.39	NASDAQ	3,375,082	136,691
MSVB	MID-SOUTHERN BANCORP, INC	IN	252,244	42,624	42,624	0.76	0.77	4.42	4.45	NASDAQ	3,172,718	47,591
NWIN	NORTHWEST INDIANA BANCORP	IN	1,607,861	149,323	133,746	0.92	0.78	9.61	8.13	OTC BB	3,479,139	153,082
TDCB	THIRD CENTURY BANCORP	IN	238,755	21,425	20,839	0.94	0.80	10.40	8.86	OTC BB	1,184,444	20,728
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,652,561	1,242,273	1,228,835	0.79	0.65	6.04	5.02	NASDAQ	138,833,184	1,572,980
CTUY	CENTURY NEXT FINANCIAL CORP	LA	540,277	64,123	60,155	0.92	0.94	7.88	8.04	OTC BB	1,778,635	59,229
HRGG	HERITAGE NOLA BANCORP	LA	152,694	21,274	20,479	0.79	0.80	5.72	5.75	OTC PINK	1,525,209	25,166

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
HFBL	HOME FED BANCORP OF LOUISIANA	LA	567,440	54,556	54,556	1.04	1.08	10.76	11.21	NASDAQ	3,350,966	68,293
HONE	HARBORONE BANCORP	MA	4,570,043	630,969	521,203	1.46	1.32	10.95	9.89	NASDAQ	55,735,623	827,117
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	3,164,872	340,716	340,716	2.29	2.21	21.37	20.64	NASDAQ	2,136,900	897,242
PVBC	PROVIDENT BANCORP	MA	1,624,862	198,748	198,748	1.10	1.10	8.99	8.99	NASDAQ	18,246,136	339,378
RNDB	RANDOLPH BANCORP	MA	751,052	95,153	79,725	1.91	1.85	15.38	14.90	NASDAQ	5,254,522	126,109
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,503,631	219,465	203,807	1.00	0.95	11.44	10.87	NASDAQ	24,070,399	210,857
FBC	FLAGSTAR BANCORP	MI	27,041,559	2,645,079	2,155,897	2.10	1.80	24.80	21.29	NYSE	52,862,264	2,534,217
SBT	STERLING BANCORP	MI	3,138,372	336,565	333,692	0.10	(0.15)	1.12	(1.63)	NASDAQ	50,475,181	290,232
STBI	STURGIS BANCORP	MI	718,879	65,222	56,960	1.01	1.00	11.32	11.25	OTC BB	2,127,791	40,428
HMNF	HMN FINANCIAL	MN	1,035,877	96,104	92,053	1.57	1.17	16.04	11.97	NASDAQ	4,644,575	114,582
REDW	REDWOOD FINANCIAL	MN	521,367	45,121	38,020	1.05	0.94	11.72	10.43	OTC PINK	438,551	52,845
NASB	NASB FINANCIAL	MO	2,347,185	399,833	381,420	3.08	3.12	18.89	19.16	OTC BB	7,402,434	451,548
QRRY	QUARRY CITY S&L ASSN	MO	72,822	9,598	9,412	0.28	0.24	2.07	1.79	OTC BB	407,691	6,523
FCPB	FIRST CAPITAL BANCSHARES	NC	357,446	37,191	37,191	0.29	0.25	2.84	2.43	OTC PINK	5,083,936	48,297
KSBI	KS BANCORP	NC	558,907	46,344	46,344	1.21	1.21	14.18	14.18	OTC BB	1,107,776	64,251
LSFG	LIFESTORE FINANCIAL GROUP	NC	395,605	42,377	40,864	1.26	1.18	11.82	11.04	OTC PINK	1,019,091	47,897
UBNC	UNION BANK	NC	1,106,304	110,354	97,070	1.15	1.10	11.56	11.05	OTC BB	5,952,147	105,055
EQFN	EQUITABLE FINANCIAL CORP	NE	431,939	41,529	38,606	1.15	1.15	12.29	12.29	OTC BB	2,870,000	37,023
MCBK	MADISON COUNTY FINANCIAL	NE	520,184	81,861	79,169	1.64	1.36	9.89	8.18	OTC PINK	2,675,735	88,299
KRNY	KEARNY FINANCIAL CORP	NJ	7,183,688	1,014,423	799,820	0.98	0.79	6.79	5.48	NASDAQ	78,964,859	1,046,284
NFBK	NORTHFIELD BANCORP	NJ	5,403,557	739,314	697,728	1.23	1.10	9.01	8.02	NASDAQ	50,843,651	821,633
OCFC	OCEANFIRST FINANCIAL CORP	NJ	11,838,271	1,513,249	993,141	1.04	0.89	8.03	6.89	NASDAQ	59,834,018	1,328,315
PFS	PROVIDENT FINANCIAL SERVICES	NJ	13,391,943	1,679,561	1,214,501	1.30	1.08	10.34	8.59	NYSE	77,841,528	1,885,322

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
BCTF	BANCORP 34	NM	509,591	56,863	56,724	1.03	0.99	9.81	9.46	OTC PINK	2,954,836	40,718
AX	AXOS FINANCIAL	NV	14,906,750	1,458,621	1,275,239	1.53	1.53	16.23	16.24	NYSE	59,317,944	3,316,466
CARV	CARVER BANCORP	NY	706,876	56,218	56,085	(0.57)	(0.62)	(7.63)	(8.27)	NASDAQ	3,473,565	29,664
ESBK	ELMIRA SAVINGS BANK	NY	643,804	63,396	49,455	0.83	0.84	8.72	8.78	NASDAQ	3,510,000	80,168
GBNY	GENERATIONS BANK	NY	377,738	40,870	39,261	0.34	0.18	3.33	1.72	NASDAQ	2,458,527	NM
NYCB	NEW YORK COMMUNITY BANCORP	NY	57,890,106	6,966,902	4,540,523	1.11	1.08	9.24	9.01	NYSE	465,056,962	5,678,346
PCSB	PCSB FINANCIAL CORP	NY	1,872,147	240,910	234,670	0.73	0.68	5.79	5.36	NASDAQ	15,770,645	300,273
PDLB	PDL COMMUNITY BANCORP	NY	1,542,915	154,493	154,493	0.95	0.64	9.31	6.30	NASDAQ	17,327,942	251,255
SNNF	SENECA FIN CORP	NY	217,311	22,231	22,231	0.82	0.80	8.47	8.31	OTC PINK	1,912,959	22,956
SNNY	SUNNYSIDE BANCORP	NY	93,926	9,222	9,222	(1.24)	(1.39)	(12.07)	(13.61)	OTC BB	793,500	15,886
TRST	TRUSTCO BANK CORP NY	NY	6,134,855	586,684	586,131	0.98	0.93	10.26	9.75	NASDAQ	19,264,941	641,715
CNNB	CINCINNATI BANCORP	OH	248,604	36,323	33,647	1.35	1.35	9.21	9.21	NASDAQ	2,930,000	42,837
CCSB	COMM SAVINGS BANCORP	OH	60,394	8,046	7,962	0.89	0.84	6.75	6.41	OTC BB	408,379	17,519
CIBN	COMMUNITY INVESTORS BANCORP	OH	229,217	19,003	17,948	1.00	1.03	12.21	12.56	OTC PINK	795,192	14,472
EFBI	EAGLE FIN BANCORP	OH	171,993	25,861	25,861	1.10	1.07	7.24	7.04	OTC BB	1,524,153	27,663
FNFI	FIRST NILES FINANCIAL	OH	123,199	15,072	13,404	0.48	0.49	4.11	4.21	OTC PINK	1,113,067	11,632
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	223,486	20,703	19,936	0.47	0.47	5.10	5.09	OTC BB	2,162,481	15,137
HLFN	HOME LOAN FINANCIAL CORP	OH	259,043	28,288	27,816	1.49	1.48	13.46	13.35	OTC BB	1,403,668	46,321
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	125,551	15,559	15,559	0.61	0.62	4.98	5.03	OTC PINK	1,174,557	12,615
PFC	PREMIER FINANCIAL CORP	OH	7,471,403	1,031,869	669,204	1.77	1.49	13.03	10.99	NASDAQ	37,177,605	1,149,160
VERF	VERSAILLES FINANCIAL CORP	OH	62,618	11,744	11,744	0.30	0.30	1.61	1.61	OTC BB	387,289	8,133
ESSA	ESSA BANCORP	PA	1,857,599	196,817	181,733	0.88	0.84	8.62	8.19	NASDAQ	10,570,536	183,187
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	893,893	80,748	80,748	0.87	0.87	9.69	9.69	OTC PINK	3,734,476	93,213

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
HVBC	HV BANCORP, INC	PA	534,198	44,923	41,483	0.94	0.93	14.74	14.54	NASDAQ	2,175,548	47,427
NWBI	NORTHWEST BANCSHARES	PA	14,490,132	1,561,768	1,156,693	1.11	0.84	10.25	7.72	NASDAQ	127,907,885	1,811,176
PBIP	PRUDENTIAL BANCORP	PA	1,100,455	128,014	121,666	0.71	0.57	6.39	5.11	NASDAQ	7,844,002	106,522
QNTO	QUAINT OAK BANCORP	PA	535,885	40,647	37,110	1.09	1.05	15.79	15.12	OTC PINK	2,004,015	38,076
WVFC	WVS FINANCIAL CORP	PA	347,627	33,218	33,218	0.35	0.30	3.51	2.96	NASDAQ	1,902,690	28,921
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	132,252	11,315	10,819	1.06	0.48	12.54	5.72	OTC PINK	24,066,545	721,996
CASH	META FINANCIAL GROUP	SD	6,690,689	871,884	526,887	1.84	1.87	16.71	16.97	NASDAQ	31,919,780	1,904,334
UNTN	UNITED TENNESSEE BANKSHARES	TN	253,888	23,357	23,357	0.62	0.60	6.36	6.23	OTC PINK	746,044	17,905
STXB	SPIRIT OF TEXAS BANCSHARES	TX	3,151,900	406,309	320,842	1.58	1.53	12.75	12.37	NASDAQ	17,164,103	493,983
TBK	TRIUMPH BANCORP	TX	6,024,533	820,674	540,619	1.97	1.82	15.27	14.10	NASDAQ	25,109,703	2,990,063
FSBW	FS BANCORP	WA	2,227,072	270,451	247,422	1.90	1.90	16.27	16.28	NASDAQ	8,333,566	280,258
RVSB	RIVERVIEW BANCORP	WA	1,715,497	177,113	149,428	1.28	1.05	11.80	9.66	NASDAQ	22,277,868	171,317
TSBK	TIMBERLAND BANCORP	WA	1,789,108	203,439	183,562	1.63	1.63	14.10	14.04	NASDAQ	8,353,969	231,405
FFBW	FFBW, INC	WI	355,258	77,209	76,866	0.68	0.68	3.08	3.09	NASDAQ	7,034,033	83,002
HWIS	HOME BANCORP WISCONSIN	WI	182,680	18,320	18,320	0.41	0.41	4.17	4.17	OTC PINK	1,353,104	34,017
WSBF	WATERSTONE FINANCIAL	WI	2,230,275	442,571	440,790	3.91	3.58	20.04	18.35	NASDAQ	25,213,161	551,160
WBBW	WESTBURY BANCORP	WI	921,588	84,246	84,095	1.08	0.98	11.74	10.67	OTC BB	2,752,939	82,781

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	Assets and Equity			Profitability				Capital Issues
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAE	ROAE	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
ALL INSTITUTIONS
AVERAGE	3,126,738	367,544	288,930	1.06	0.94	9.40	8.35		20,260,868	453,220
MEDIAN	712,878	78,979	78,018	1.01	0.93	9.69	8.69		3,363,024	83,002
HIGH	57,890,106	6,966,902	4,540,523	3.91	3.58	24.80	21.29		465,056,962	5,678,346
LOW	60,394	8,046	7,962	(1.24)	(1.39)	(12.07)	(13.61)		372,600	4,341

AVERAGE FOR STATE
OH	897,551	121,247	84,308	0.95	0.91	7.77	7.55		4,907,639	134,549

AVERAGE BY REGION
MID-ATLANTIC	6,079,445	744,948	559,599	1.03	0.86	9.84	8.42		39,263,202	814,378
MIDWEST	1,666,176	184,423	155,896	1.01	0.88	8.79	7.58		7,244,149	182,352
NORTHCENTRAL	2,378,690	312,225	268,463	1.33	1.21	10.78	9.83		21,291,939	472,158
NORTHEAST	5,863,867	687,570	502,591	0.84	0.76	7.40	6.62		45,358,044	672,926
SOUTHEAST	467,400	45,156	42,608	0.93	0.80	9.88	8.44		6,329,257	167,567
SOUTHWEST	1,824,406	237,300	175,563	1.22	1.19	10.37	10.16		8,647,242	612,909
WEST	3,625,041	376,729	340,379	1.36	1.28	12.33	11.60		17,566,342	651,810

AVERAGE BY EXCHANGE
NYSE	28,307,590	3,187,541	2,296,540	1.43	1.32	13.22	12.17		163,769,675	3,353,588
NASDAQ	3,385,700	414,594	337,179	1.32	1.11	10.96	9.19		24,462,881	554,625
OTC	539,450	62,396	59,106	1.49	1.44	12.91	12.54		2,274,606	64,516
OTC PINK	405,239	43,187	42,007	1.17	1.06	11.14	10.15		3,013,899	76,444

EXHIBIT 29

KELLER & COMPANY
Dublin, Ohio
614-766-1426

RECENT STANDARD CONVERSIONS
PRICE CHANGES FROM IPO DATE
June 30, 2020 through February 18, 2022

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	2/18/2022
Eastern Bankshares	EBC	10/15/2020	NASDAQ	19.10	22.60	39.40	116.20
PB Bankshares	PBBK	7/15/2021	NASDAQ	30.80	32.50	31.00	38.80
TC Bancshares	TCBC	7/21/2021	NASDAQ	20.40	20.00	29.50	37.70
Catalyst Bancorp	CLST	10/13/2021	NASDAQ	35.60	38.50	37.60	38.80
NSTS Bancorp	NSTS	1/28/2022	NASDAQ	24.00	22.20	--	24.90

		AVERAGE		13.85%	14.15%	12.26%	17.53%
		MEDIAN		24.00	22.60	34.30	38.80
		HIGH		35.60	38.50	39.40	116.20
		LOW		19.10	20.00	29.50	24.90

EXHIBIT 30

KELLER & COMPANY
Dublin, Ohio
614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS
COUNTY, CITY OR MARKET AREA OF VAN WERT FEDERAL

NONE
(that were potential comparable group candidates)

EXHIBIT 31

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS
Most Recent Quarter

General Parameters:
Regions: Mid-Atlantic, Midwest and West
Asset Size: < $1.9 Billion
No Recent Acquisition Activity

				Cash &		1-4 Fam.	Total Net	Total Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	VAN WERT FEDERAL SAVINGS BANK		138,553	28.21	10.25	45.39	55.88	66.12	0.00	18.23

	DEFINED PARAMETERS FOR						20.00 -	50.00 -		8.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	<45.00	<30.00	< 50.00	80.00	92.00	<44.00	24.00

MLGF	MALAGA FINANCIAL CORPORATION	CA	1,427,795	11.09	0.00	7.31	86.98	86.98	19.13	12.31
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,192,261	7.47	17.47	23.27	72.05	89.52	7.55	9.84
AFBA	ALLIED FIRST BANCORP	IL	161,890	44.14	3.88	28.58	44.44	48.32	3.09	13.95
BFIN	BANKFINANCIAL CORP	IL	1,659,315	32.33	0.41	1.50	63.10	63.51	0.30	10.05
GTPS	GREAT AMERICAN BANCORP	IL	210,212	54.62	0.03	19.96	40.83	40.86	0.00	8.59
IROQ	IF BANCORP	IL	767,055	6.81	23.30	15.40	65.98	89.28	4.42	10.65
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	126,618	62.62	10.67	21.67	23.71	34.38	0.00	7.68
OTTW	OTTAWA SAVINGS BANCORP	IL	342,948	5.36	5.70	42.73	79.28	84.98	5.13	13.76
RYFL	ROYAL FINANCIAL	IL	554,859	11.12	0.00	33.23	84.06	84.06	0.90	9.89
SUGR	SUGAR CREEK FINANCIAL CORP	IL	90,664	1.91	0.00	60.39	64.10	64.10	5.75	11.11
AMFC	AMB FINANCIAL CORP	IN	276,451	17.53	2.42	20.83	72.85	75.27	1.81	9.69
FDLB	FIDELITY FEDERAL BANCORP	IN	1,881,334	11.36	38.57	0.00	29.48	68.05	3.52	11.42
FBPI	FIRST BANCORP OF INDIANA	IN	465,998	16.42	3.49	23.07	72.24	75.73	12.88	9.94
FCAP	FIRST CAPITAL	IN	1,117,298	42.71	9.53	9.17	43.45	52.98	0.00	9.62
MSVB	MID-SOUTHERN BANCORP, INC	IN	252,244	34.97	15.04	24.34	46.85	61.89	3.96	16.90
NWIN	NORTHWEST INDIANA BANCORP	IN	1,607,861	22.43	12.34	17.05	58.62	70.96	1.48	9.28
TDCB	THIRD CENTURY BANCORP	IN	238,755	24.46	13.90	12.20	57.44	71.34	2.09	8.92
STBI	STURGIS BANCORP	MI	718,879	9.85	11.44	31.76	70.75	82.19	8.55	9.07
CNNB	CINCINNATI BANCORP	OH	248,604	4.58	3.35	38.71	78.30	81.65	6.52	14.61

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS
Most Recent Quarter

General Parameters:
Regions: Mid-Atlantic, Midwest and West
Asset Size: < $1.9 Billion
No Recent Acquisition Activity

				Cash &		1-4 Fam.	Total Net	Total Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	VAN WERT FEDERAL SAVINGS BANK		138,553	28.21	10.25	45.39	55.88	66.12	0.00	18.23

	DEFINED PARAMETERS FOR						20.00-	50.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		<1,900,000	<45.00	<30.00	< 50.00	80.00	92.00	<44.00	24.00

CCSB	COMM SAVINGS BANCORP	OH	60,394	31.45	2.49	41.66	60.49	62.98	2.12	13.32
CIBN	COMMUNITY INVESTORS BANCORP	OH	229,217	20.03	1.99	36.02	67.40	69.39	12.91	8.29
EFBI	EAGLE FIN BANCORP	OH	171,993	25.34	0.00	41.01	62.35	62.35	0.00	15.04
FNFI	FIRST NILES FINANCIAL	OH	123,199	17.09	2.61	50.00	57.62	60.23	23.71	12.23
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	223,486	7.34	8.23	43.72	77.48	85.71	0.22	9.26
HLFN	HOME LOAN FINANCIAL CORP	OH	259,043	16.71	0.00	35.65	77.97	77.97	1.80	10.92
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	125,551	13.88	3.00	47.77	76.30	79.30	1.17	12.39
VERF	VERSAILLES FINANCIAL CORP	OH	62,618	30.16	2.38	44.49	57.33	59.71	3.49	18.75
ESSA	ESSA BANCORP	PA	1,857,599	18.38	4.12	34.15	72.18	76.30	0.00	10.60
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	893,893	25.48	9.33	31.08	61.08	70.41	9.13	9.03
HVBC	HV BANCORP, INC	PA	534,198	19.77	3.15	39.61	58.58	61.73	5.65	8.41
PBIP	PRUDENTIAL BANCORP	PA	1,100,455	24.28	12.96	18.07	56.18	69.14	21.20	11.63
QNTO	QUAINT OAK BANCORP	PA	535,885	4.43	0.80	15.32	71.23	72.03	9.99	7.17
WVFC	WVS FINANCIAL CORP	PA	347,627	44.05	28.75	19.77	23.39	52.14	43.32	9.56
RVSB	RIVERVIEW BANCORP	WA	1,715,497	28.14	13.75	4.92	52.35	66.10	0.13	10.31
TSBK	TIMBERLAND BANCORP	WA	1,789,108	34.92	5.72	7.30	54.13	59.85	0.28	11.37
FFBW	FFBW, INC	WI	355,258	26.26	7.78	13.78	58.07	65.85	1.83	21.73
HWIS	HOME BANCORP WISCONSIN	WI	182,680	10.85	0.38	40.15	82.27	82.65	14.92	10.03
WBBW	WESTBURY BANCORP	WI	921,588	11.50	11.25	11.58	72.18	83.43	1.16	9.14

EXHIBIT 32

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

General Parameters:
Regions: Mid-Atlantic, Midwest and West
Asset Size: < $ 1.9 Billion
No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	VAN WERT FEDERAL SAVINGS BANK	OH	138,553	0.19	0.96	2.24	2.24	0.17	0.12	0.00	0.16

	DEFINED PARAMETERS FOR					1.40-	1.00-
	INCLUSION IN COMPARABLE GROUP		<1,900,000	<1.38	<16.00	3.50	5.60	<4.90	<1.15	<0.40	>0.15

MLGF	MALAGA FINANCIAL CORPORATION	CA	1,427,795	1.45	11.54	2.97	0.86	0.06	0.00	0.00	0.26
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,192,261	0.70	6.99	2.71	2.00	0.35	0.61	0.00	0.62
AFBA	ALLIED FIRST BANCORP	IL	161890	NM	NM	3.38	73.99	77.88	0.53	0.00	0.79
BFIN	BANKFINANCIAL CORP	IL	1,659,315	0.50	4.96	2.89	2.32	0.28	0.05	0.02	0.42
GTPS	GREAT AMERICAN BANCORP	IL	210,212	0.29	3.41	2.30	3.67	2.06	0.95	0.90	0.40
IROQ	IF BANCORP	IL	767,055	0.75	6.90	2.90	2.38	0.77	0.03	0.02	0.84
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	126,618	(0.53)	(6.65)	1.68	2.26	0.15	0.74	0.00	0.26
OTTW	OTTAWA SAVINGS BANCORP	IL	342,948	0.93	6.59	3.75	2.76	0.58	0.49	0.04	1.05
RYFL	ROYAL FINANCIAL	IL	554,859	1.12	11.37	3.54	1.85	0.12	0.31	0.03	0.68
SUGR	SUGAR CREEK FINANCIAL CORP	IL	90,664	(0.98)	(9.05)	2.02	3.24	0.18	1.66	0.78	0.27
AMFC	AMB FINANCIAL CORP	IN	276,451	1.63	17.52	3.93	2.82	1.54	0.17	0.01	0.92
FDLB	FIDELITY FEDERAL BANCORP	IN	1,881,334	1.78	15.98	2.21	2.12	2.53	0.42	0.17	0.16
FBPI	FIRST BANCORP OF INDIANA	IN	465,998	0.91	9.52	3.20	3.08	1.32	0.29	0.12	0.75
FCAP	FIRST CAPITAL	IN	1,117,298	1.02	10.39	2.93	2.14	0.82	0.13	0.01	0.59
MSVB	MID-SOUTHERN BANCORP, INC	IN	252,244	0.77	4.45	3.09	2.40	0.43	0.30	0.04	0.65
NWIN	NORTHWEST INDIANA BANCORP	IN	1,607,861	0.78	8.13	3.35	2.85	0.91	0.91	0.01	0.86
TDCB	THIRD CENTURY BANCORP	IN	238,755	0.80	8.86	3.08	2.94	1.16	0.04	0.00	0.79
STBI	STURGIS BANCORP	MI	718,879	1.00	11.25	3.38	2.64	1.21	0.06	0.00	0.99
CNNB	CINCINNATI BANCORP	OH	248,604	1.35	9.21	2.73	5.57	4.88	0.05	0.00	0.67

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

General Parameters:
Regions: Mid-Atlantic, Midwest and West
Asset Size: < $ 1.9 Billion
No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	VAN WERT FEDERAL SAVINGS BANK	OH	138,553	0.19	0.96	2.24	2.24	0.17	0.12	0.00	0.16

	DEFINED PARAMETERS FOR					1.40-	1.00-
	INCLUSION IN COMPARABLE GROUP		<1,900,000	<1.38	<16.00	3.50	5.60	<4.90	<1.15	<0.40	>0.15

CCSB	COMM SAVINGS BANCORP	OH	60,394	0.84	6.41	4.09	4.28	1.82	1.11	0.00	0.48
CIBN	COMMUNITY INVESTORS BANCORP	OH	229,217	1.03	12.56	3.61	5.29	3.39	0.32	0.00	0.89
EFBI	EAGLE FIN BANCORP	OH	171,993	1.07	7.04	3.13	4.23	2.88	1.28	1.03	0.70
FNFI	FIRST NILES FINANCIAL	OH	123,199	0.49	4.21	1.95	2.50	1.35	0.36	0.00	0.46
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	223,486	0.47	5.09	3.00	3.01	0.88	0.04	0.00	0.54
HLFN	HOME LOAN FINANCIAL CORP	OH	259,043	1.48	13.35	3.84	2.23	0.73	0.23	0.08	0.91
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	125,551	0.62	5.03	3.58	2.78	0.23	0.34	0.00	0.85
VERF	VERSAILLES FINANCIAL CORP	OH	62,618	0.30	1.61	2.59	2.02	0.04	0.00	0.00	0.41
ESSA	ESSA BANCORP	PA	1,857,599	0.84	8.19	2.99	2.24	0.60	0.88	0.02	0.98
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	893,893	0.87	9.69	2.76	1.67	0.30	0.76	0.00	0.62
HVBC	HV BANCORP, INC	PA	534,198	0.93	14.54	2.86	3.91	2.96	0.74	0.00	0.46
PBIP	PRUDENTIAL BANCORP	PA	1,100,455	0.57	5.11	2.13	1.57	0.20	1.13	0.37	0.77
QNTO	QUAINT OAK BANCORP	PA	535,885	1.05	15.12	3.70	3.45	1.95	0.41	0.09	0.80
WVFC	WVS FINANCIAL CORP	PA	347,627	0.30	2.96	1.44	1.05	0.11	0.00	0.00	0.16
RVSB	RIVERVIEW BANCORP	WA	1,715,497	1.05	9.66	3.20	2.15	0.77	0.03	0.00	0.96
TSBK	TIMBERLAND BANCORP	WA	1,789,108	1.63	14.04	3.27	1.92	0.97	0.18	0.01	0.75
FFBW	FFBW, INC	WI	355,258	0.68	3.09	3.49	2.39	0.38	0.05	0.00	0.68
HWIS	HOME BANCORP WISCONSIN	WI	182,680	0.41	4.17	2.89	2.31	0.23	0.00	0.00	0.78
WBBW	WESTBURY BANCORP	WI	921,588	0.98	10.67	3.24	2.41	0.96	0.95	0.00	0.98

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	VAN WERT FEDERAL SAVINGS BANK		138,553	28.21	10.25	45.39	55.88	66.12	0.00	18.23

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,900,000	<45.00	<30.00	< 50.00	20.00- 80.00	50.00- 92.00	<44.00	8.00- 24.00

CNNB	CINCINNATI BANCORP	OH	248,604	4.58	3.35	38.71	78.30	81.65	6.52	14.61
MSVB	MID-SOUTHERN BANCORP, INC	IN	252,244	34.97	15.04	24.34	46.85	61.89	3.96	16.90
WVFC	WVS FINANCIAL CORP	PA	347,627	44.05	28.75	19.77	23.39	52.14	43.32	9.56
FFBW	FFBW, INC	WI	355,258	26.26	7.78	13.78	58.07	65.85	1.83	21.73
HVBC	HV BANCORP, INC	PA	534,198	19.77	3.15	39.61	58.58	61.73	5.65	8.41
IROQ	IF BANCORP	IL	767,055	6.81	23.30	15.40	65.98	89.28	4.42	10.65
PBIP	PRUDENTIAL BANCORP	PA	1,100,455	24.28	12.96	18.07	56.18	69.14	21.20	11.63
BFIN	BANKFINANCIAL CORP	IL	1,659,315	32.33	0.41	1.50	63.10	63.51	0.30	10.05
RVSB	RIVERVIEW BANCORP	WA	1,715,497	28.14	13.75	4.92	52.35	66.10	0.13	10.31
ESSA	ESSA BANCORP	PA	1,857,599	18.38	4.12	34.15	72.18	76.30	0.00	10.60

		AVERAGE	883,785	23.96	11.26	21.03	57.50	68.76	8.73	12.45
		MEDIAN	650,627	25.27	10.37	18.92	58.33	65.98	4.19	10.63
		HIGH	1,857,599	44.05	28.75	39.61	78.30	89.28	43.32	21.73
		LOW	248,604	4.58	0.41	1.50	23.39	52.14	0.00	8.41

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				Operating Performance					Asset Quality
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	VAN WERT FEDERAL SAVINGS BANK	OH	138,553	0.19	0.96	2.24	2.24	0.17	0.12	0.00	0.16

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,900,000	<1.38	<16.00	1.40- 3.50	1.00- 5.60	<4.90	<1.15	<0.40	>0.15

CNNB	CINCINNATI BANCORP	OH	248,604	1.35	9.21	2.73	5.57	4.88	0.05	0.00	0.67
MSVB	MID-SOUTHERN BANCORP, INC	IN	252,244	0.77	4.45	3.09	2.40	0.43	0.30	0.04	0.65
WVFC	WVS FINANCIAL CORP	PA	347,627	0.30	2.96	1.44	1.05	0.11	0.00	0.00	0.16
FFBW	FFBW, INC	WI	355,258	0.68	3.09	3.49	2.39	0.38	0.05	0.00	0.68
HVBC	HV BANCORP, INC	PA	534,198	0.93	14.54	2.86	3.91	2.96	0.74	0.00	0.46
IROQ	IF BANCORP	IL	767,055	0.75	6.90	2.90	2.38	0.77	0.03	0.02	0.84
PBIP	PRUDENTIAL BANCORP	PA	1,100,455	0.57	5.11	2.13	1.57	0.20	1.13	0.37	0.77
BFIN	BANKFINANCIAL CORP	IL	1,659,315	0.50	4.96	2.89	2.32	0.28	0.05	0.02	0.42
RVSB	RIVERVIEW BANCORP	WA	1,715,497	1.05	9.66	3.20	2.15	0.77	0.03	0.00	0.96
ESSA	ESSA BANCORP	PA	1,857,599	0.84	8.19	2.99	2.24	0.60	0.88	0.02	0.98

		AVERAGE	883,785	0.77	6.91	2.77	2.60	1.14	0.33	0.05	0.66
		MEDIAN	650,627	0.76	6.01	2.90	2.35	0.52	0.05	0.01	0.68
		HIGH	1,857,599	1.35	14.54	3.49	5.57	4.88	1.13	0.37	0.98
		LOW	248,604	0.30	2.96	1.44	1.05	0.11	0.00	0.00	0.16

EXHIBIT 35

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)
SUBJECT

VAN WERT FEDERAL SAVINGS BANK		VAN WERT	OH	1	-	138,553	130,045	774,420	0	112,274	25,252

COMPARABLE GROUP
BFIN	BANKFINANCIAL CORP	OLYMPIA FIELDS	IL	20	NASDAQ	1,659,315	1,558,852	1,047,056	209	1,471,953	166,805
CNNB	CINCINNATI BANCORP	CINCINNATI	OH	6	NASDAQ	248,604	223,118	194,667	2,676	192,924	36,323
ESSA	ESSA BANCORP	STROUDSBURG	PA	23	NASDAQ	1,857,599	1,764,708	1,340,854	15,084	1,641,232	196,817
FFBW	FFBW, INC	WAUKESHA	WI	6	NASDAQ	355,258	298,602	206,314	343	269,173	77,209
HVBC	HV BANCORP, INC	HUNTINGDON VALLEY	PA	6	NASDAQ	534,198	488,512	312,929	3,440	445,741	44,923
IROQ	IF BANCORP	WATSEKA	IL	8	NASDAQ	767,055	718,930	506,067	1,020	643,910	81,682
MSVB	MID-SOUTHERN BANCORP, INC	SALEM	IN	3	NASDAQ	252,244	227,298	118,164	0	198,781	42,624
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	10	NASDAQ	1,100,455	1,094,207	618,206	6,348	714,067	128,014
RVSB	RIVERVIEW BANCORP	VANCOUVER	WA	17	NASDAQ	1,715,497	1,472,802	898,032	27,685	1,517,789	177,113
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	6	NASDAQ	347,627	322,532	81,300	0	156,991	33,218

	Average			11		883,785	816,956	532,359	5,681	725,256	98,473
	Median			7		650,627	603,721	409,498	1,848	544,826	79,446
	High			23		1,857,599	1,764,708	1,340,854	27,685	1,641,232	196,817
	Low			3		248,604	223,118	81,300	0	156,991	33,218

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
VAN WERT FEDERAL SAVINGS BANK		135,553	28.21	10.25	55.88	0.16	0.00	0.00	0.12	93.86	81.03	0.00

COMPARABLE GROUP
CNNB	CINCINNATI BANCORP	248,604	4.58	3.35	78.30	0.67	0.00	0.06	0.05	92.56	76.89	1.01
MSVB	MID-SOUTHERN BANCORP, INC	252,244	34.97	15.04	46.85	0.65	0.04	0.00	0.30	96.89	70.48	0.00
WVFC	WVS FINANCIAL CORP	347,627	44.05	28.75	23.39	0.16	0.00	0.00	0.00	95.68	81.35	0.00
FFBW	FFBW, INC	355,258	26.26	7.78	58.07	0.68	0.00	0.10	0.05	92.46	57.54	0.00
HVBC	HV BANCORP, INC	534,198	19.77	3.15	58.58	0.46	0.00	0.00	0.74	93.09	71.91	0.64
IROQ	IF BANCORP	767,055	6.81	23.30	65.98	0.84	0.02	0.00	0.03	96.22	81.62	0.13
PBIP	PRUDENTIAL BANCORP	1,100,455	24.28	12.96	56.18	0.77	0.37	0.58	1.13	93.83	82.68	0.00
BFIN	BANKFINANCIAL CORP	1,659,315	32.33	0.41	63.10	0.42	0.02	0.00	0.05	95.57	68.17	0.01
RVSB	RIVERVIEW BANCORP	1,715,497	28.14	13.75	52.35	0.96	0.00	1.61	0.03	94.28	59.41	0.00
ESSA	ESSA BANCORP	1,857,599	18.38	4.12	72.18	0.98	0.02	0.77	0.88	94.78	73.78	0.04

	Average	883,785	23.96	11.26	57.50	0.66	0.05	0.31	0.33	94.54	72.38	0.18
	Median	650,627	25.27	10.37	58.33	0.68	0.01	0.03	0.05	94.53	72.85	0.01
	High	1,857,599	44.05	28.75	78.30	0.98	0.37	1.61	1.13	96.89	82.68	1.01
	Low	248,604	4.58	0.41	23.39	0.16	0.00	0.00	0.00	92.46	57.54	0.00

ALL THRIFTS (86)
	Average	3,126,738	18.61	8.05	64.72	0.74	0.05	0.71	0.47	93.06	70.76	0.17

MIDWEST THRIFTS (32)
	Average	1,666,176	20.88	6.76	62.41	0.73	0.10	0.36	0.53	91.52	72.63	0.18

OHIO THRIFTS (10)
	Average	489,195	27.36	5.50	58.19	0.59	0.22	0.11	0.60	90.42	73.15	0.10

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Total Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Leverage	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT

VAN WERT FEDERAL SAVINGS BANK		113,301	25,252	81.03	0.00	0.74	0.00	18.23	(0.08)	18.31	18.23	18.55	NR

COMPARABLE GROUP
CNNB	CINCINNATI BANCORP	212,281	36,323	77.60	6.52	1.27	0.00	14.76	(0.15)	9.21	14.61	14.60	19.64
MSVB	MID-SOUTHERN BANCORP, INC	209,620	42,624	78.81	3.96	0.33	0.00	16.92	0.78	9.75	16.90	16.48	NM
WVFC	WVS FINANCIAL CORP	314,409	33,218	45.16	43.32	1.96	0.00	9.44	0.11	8.47	9.56	9.55	17.40
FFBW	FFBW, INC	278,049	77,209	75.77	1.83	0.67	0.00	21.44	0.29	11.54	21.73	21.42	33.45
HVBC	HV BANCORP, INC	489,275	44,923	83.44	5.65	2.50	0.00	8.41	0.00	4.85	8.41	8.63	13.52
IROQ	IF BANCORP	685,373	81,682	83.95	4.42	0.98	0.00	10.75	0.14	7.45	10.65	10.59	NM
PBIP	PRUDENTIAL BANCORP	972,441	128,014	64.89	21.20	2.28	0.00	11.83	(0.20)	2.33	11.63	11.30	17.55
BFIN	BANKFINANCIAL CORP	1,492,510	166,805	88.71	0.30	0.94	0.00	10.04	0.01	0.63	10.05	10.00	NM
RVSB	RIVERVIEW BANCORP	1,538,384	177,113	88.48	0.13	1.07	0.00	10.33	(0.02)	3.52	10.32	9.08	17.42
ESSA	ESSA BANCORP	1,660,782	196,817	88.35	0.00	0.98	0.00	10.56	0.04	2.22	10.60	10.05	14.47

	Average	785,312	98,473	77.52	8.73	1.30	0.00	12.45	0.10	6.00	12.45	12.17	19.06
	Median	587,324	79,446	81.13	4.19	1.03	0.00	10.66	0.03	6.15	10.63	10.32	17.42
	High	1,660,782	196,817	88.71	43.32	2.50	0.00	21.44	0.78	11.54	21.73	21.42	33.45
	Low	209,620	33,218	45.16	0.00	0.33	0.00	8.41	(0.20)	0.63	8.41	8.63	13.52

ALL THRIFTS (86)
	Average	2,759,194	367,544	81.24	5.84	1.21	0.10	11.72	0.01	5.95	11.48	10.98	17.98

MIDWEST THRIFTS (32)
	Average	1,481,752	184,423	81.65	5.24	1.06	0.07	12.09	0.10	6.52	11.89	11.49	19.68

OHIO THRIFTS (10)
	Average	437,822	51,373	85.92	2.45	0.92	0.00	10.79	(0.00)	5.04	10.71	10.57	25.24

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

VAN WERT FEDERAL SAVINGS BANK		3,129	380	2,749	0	(291)	220	2,951	18	(17)	35	244

COMPARABLE GROUP
CNNB	CINCINNATI BANCORP	7,977	1,880	6,097	200	0	12,137	13,855	4,179	882	3,297	3,298
MSVB	MID-SOUTHERN BANCORP, INC	7,726	702	7,024	30	0	1,094	6,065	2,023	155	1,868	1,881
WVFC	WVS FINANCIAL CORP	5,383	741	4,642	(69)	111	501	3,655	1,557	394	1,163	983
FFBW	FFBW, INC	11,473	1,060	10,413	205	0	1,354	8,503	3,059	699	2,360	2,362
HVBC	HV BANCORP, INC	16,215	2,240	13,975	768	79	15,875	20,882	8,200	2,231	5,969	5,890
IROQ	IF BANCORP	24,342	3,482	20,860	402	116	6,047	18,220	8,285	2,240	6,045	5,667
PBIP	PRUDENTIAL BANCORP	38,087	14,798	23,289	200	1,644	3,801	17,310	9,607	1,386	8,221	6,577
BFIN	BANKFINANCIAL CORP	47,731	2,687	45,044	(1,290)	0	4,597	38,456	12,475	3,339	9,136	8,156
RVSB	RIVERVIEW BANCORP	49,213	2,044	47,169	(2,700)	0	13,144	36,864	26,149	5,871	20,267	16,594
ESSA	ESSA BANCORP	58,941	6,125	52,816	2,700	460	11,604	41,668	20,052	3,495	16,557	15,727

	Average	26,709	3,576	23,133	45	241	7,015	20,548	9,559	2,069	7,488	6,714
	Median	20,279	2,142	17,418	200	40	5,322	17,765	8,243	1,809	6,007	5,779
	High	58,941	14,798	52,816	2,700	1,644	15,875	41,668	26,149	5,871	20,267	16,594
	Low	5,383	702	4,642	(2,700)	0	501	3,655	1,557	155	1,163	983

ALL THRIFTS (86)
	Average	102,339	13,626	88,713	(1,818)	304	40,380	76,261	55,367	12,459	42,861	37,855

MIDWEST THRIFTS (32)
	Average	52,326	5,598	46,728	(2,311)	190	58,119	68,832	38,639	8,634	30,006	25,855

OHIO THRIFTS (10)
	Average	29,492	2,740	26,752	(1,491)	310	11,662	21,658	18,208	3,628	14,579	12,513

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

VAN WERT FEDERAL SAVINGS BANK		2.38	0.29	2.09	0.00	(0.22)	0.17	2.24	0.01	(0.01)	0.03	0.19

COMPARABLE GROUP
CNNB	CINCINNATI BANCORP	3.27	0.77	2.50	0.08	0.00	4.97	5.68	1.71	0.36	1.35	1.35
MSVB	MID-SOUTHERN BANCORP, INC	3.15	0.29	2.86	0.01	0.00	0.45	2.47	0.82	0.06	0.76	0.77
WVFC	WVS FINANCIAL CORP	1.64	0.23	1.41	(0.02)	0.03	0.15	1.11	0.47	0.12	0.35	0.30
FFBW	FFBW, INC	3.32	0.31	3.01	0.06	0.00	0.39	2.46	0.88	0.20	0.68	0.68
HVBC	HV BANCORP, INC	2.56	0.35	2.20	0.12	0.01	2.50	3.29	1.29	0.35	0.94	0.93
IROQ	IF BANCORP	3.22	0.46	2.76	0.05	0.02	0.80	2.41	1.10	0.30	0.80	0.75
PBIP	PRUDENTIAL BANCORP	3.30	1.28	2.02	0.02	0.14	0.33	1.50	0.83	0.12	0.71	0.57
BFIN	BANKFINANCIAL CORP	2.92	0.16	2.76	(0.08)	0.00	0.28	2.36	0.76	0.20	0.56	0.50
RVSB	RIVERVIEW BANCORP	3.12	0.13	2.99	(0.17)	0.00	0.83	2.34	1.66	0.37	1.28	1.05
ESSA	ESSA BANCORP	3.14	0.33	2.82	0.14	0.02	0.62	2.22	1.07	0.19	0.88	0.84

	Average	2.96	0.43	2.53	0.02	0.02	1.13	2.58	1.06	0.23	0.83	0.77
	Median	3.15	0.32	2.76	0.04	0.01	0.53	2.38	0.98	0.20	0.78	0.76
	High	3.32	1.28	3.01	0.14	0.14	4.97	5.68	1.71	0.37	1.35	1.35
	Low	1.64	0.13	1.41	(0.17)	0.00	0.15	1.11	0.47	0.06	0.35	0.30

ALL THRIFTS (86)
	Average	3.35	0.43	2.92	0.02	0.02	1.01	2.81	1.41	0.32	1.06	0.94

MIDWEST THRIFTS (32)
	Average	3.20	0.44	2.76	(0.01)	0.01	1.30	3.13	1.41	0.29	1.01	0.88

OHIO THRIFTS (10)
	Average	3.39	0.52	2.87	0.01	0.01	1.78	3.48	1.16	0.21	0.95	0.91

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
VAN WERT FEDERAL SAVINGS BANK		2.55	0.37	2.17	2.24	0.03	0.14	0.19	0.96

COMPARABLE GROUP
CNNB	CINCINNATI BANCORP	3.58	1.08	2.50	2.73	1.35	9.21	1.35	9.21
MSVB	MID-SOUTHERN BANCORP, INC	3.40	0.39	3.01	3.09	0.76	4.42	0.77	4.45
WVFC	WVS FINANCIAL CORP	1.67	0.49	1.18	1.44	0.35	3.51	0.30	2.96
FFBW	FFBW, INC	3.84	0.46	3.38	3.49	0.68	3.08	0.68	3.09
HVBC	HV BANCORP, INC	3.32	0.55	2.77	2.86	0.94	14.74	0.93	14.54
IROQ	IF BANCORP	3.39	0.56	2.83	2.90	0.80	7.36	0.75	6.90
PBIP	PRUDENTIAL BANCORP	3.48	1.99	1.49	2.13	0.71	6.39	0.57	5.11
BFIN	BANKFINANCIAL CORP	3.06	0.19	2.88	2.89	0.56	5.56	0.50	4.96
RVSB	RIVERVIEW BANCORP	3.34	0.15	3.19	3.20	1.28	11.80	1.05	9.66
ESSA	ESSA BANCORP	3.34	0.38	2.96	2.99	0.88	8.62	0.84	8.19

	Average	3.24	0.62	2.62	2.77	0.83	7.47	0.77	6.91
	Median	3.36	0.47	2.85	2.90	0.78	6.88	0.76	6.01
	High	3.84	1.99	3.38	3.49	1.35	14.74	1.35	14.54
	Low	1.67	0.15	1.18	1.44	0.35	3.08	0.30	2.96

ALL THRIFTS (86)
	Average	3.66	0.57	3.09	3.19	1.06	9.40	0.94	8.35

MIDWEST THRIFTS (32)
	Average	3.53	0.58	2.96	3.06	1.01	8.79	0.88	7.58

OHIO THRIFTS (10)
	Average	3.21	0.44	2.76	2.81	0.62	5.53	0.30	2.50

*	Based on average interest-earning assets.

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		Reserves and Supplemental Data
				Net
		Reserves/	Reserves/	Chargeoffs/	Provisions/	Non-Perf
		Gross	Non-Perf.	Average	Net	Loans/	Effective
		Loans	Assets	Loans	Chargeoffs	Total Loans	Tax Rate
		(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT

VAN WERT FEDERAL SAVINGS BANK		0.29	138.51	0.00	N/A	0.21	(96.72)

COMPARABLE GROUP
CNNB	CINCINNATI BANCORP	0.81	NM	0.00	0.00	0.06	21.17
MSVB	MID-SOUTHERN BANCORP, INC	1.38	254.00	(0.07)	0.00	0.54	8.42
WVFC	WVS FINANCIAL CORP	0.67	0.00	0.00	0.00	0.00	25.19
FFBW	FFBW, INC	1.16	NM	0.26	0.00	0.09	20.49
HVBC	HV BANCORP, INC	0.64	62.27	0.07	318.81	1.03	27.07
IROQ	IF BANCORP	1.26	NM	0.11	104.88	0.01	26.68
PBIP	PRUDENTIAL BANCORP	1.31	231.07	0.00	(1,388.89)	0.57	26.79
BFIN	BANKFINANCIAL CORP	0.65	NM	(0.02)	625.15	0.06	26.60
RVSB	RIVERVIEW BANCORP	0.99	427.66	0.00	(1,500.00)	0.23	23.69
ESSA	ESSA BANCORP	1.33	114.16	(0.02)	(1,046.51)	1.17	17.66

	Average	1.02	181.53	0.03	(288.66)	0.38	22
	Median	1.08	172.62	0.00	0.00	0.16	24
	High	1.38	427.66	0.26	625.15	1.17	27
	Low	0.64	0.00	(0.07)	(1,500.00)	0.00	8

ALL THRIFTS (86)
	Average	1.09	265.07	0.07	1,313.78	0.61	21.00

MIDWEST THRIFTS (32)
	Average	1.04	229.60	0.04	860.41	0.60	19.58

OHIO THRIFTS (10)
	Average	1.12	289.45	0.02	(184.23)	0.76	23.14

EXHIBIT 42

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

VAN WERT FEDERAL SAVINGS BANK

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
Price to earnings	P/E	NM	16.87	13.42	14.40	11.68
Price to core earnings	P/CE	NM	18.18	15.51	14.00	12.58
Price to book value	P/B	54.05	99.61	99.91	113.77	106.16
Price to tangible book value	P/TB	54.05	104.62	106.19	121.38	114.19
Price to assets	P/A	14.07	12.63	9.93	13.40	11.64

Pre conversion earnings	(Y)	$35,000
Pre conversion core earnings	(CY)	$244,000
Pre conversion book value	(B)	$22,833,444
Pre conversion tang. book value	(TB)	$22,833,444
Pre conversion assets	(A)	$138,553,014

Conversion expense	(X)	6.82%	Percent sold (PCT)			100.00%
ESOP stock purchase	(E)	8.00%	Option % granted (OP)			10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value (OV)			$38.90
ESOP term (yrs.)	(T)	20	Option maturity (OM)			5
RRP amount	(M)	4.00%	Option % taxable (OT)			25.00%
RRP term (yrs.)	(N)	5	Price per share (P)			$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		1.63%
Investment rate of return, net	(RR)	1.29%

Formulae to indicate value after conversion:

1. P/CE method: Value = P/CE*CY	=	$22,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value = P/B*(B)	=	$22,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value = P/A*(A)	=	$22,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

			Gross Proceeds
		Public	of Public	Total	TOTAL
	Price	Shares Sold	Offering	Shares Issued	VALUE
Midpoint	10.00	2,200,000	$22,000,000	2,200,000	$22,000,000

Minimum	10.00	1,870,000	$18,700,000	1,870,000	$18,700,000
Maximum	10.00	2,530,000	$25,300,000	2,530,000	$25,300,000
Maximum, as adjusted	10.00	2,909,500	$29,095,000	2,909,500	$29,095,000

Exhibit 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FULL CONVERSION

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF FEBRUARY 18, 2022

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

	Market Data				Pricing Ratios					Dividends			Financial Ratios
						Price/		Price/	Price/	12 Mo.
	Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
	Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
	($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)
VAN WERT FEDERAL SAVINGS BANK
Appraised value - midpoint	22,000	10.00	(0.07)	18.50	NM	54.04	14.07	54.05	NM	0.00	0.00	0.00	26.02	0.07	0.25
Minimum	18,700	10.00	(0.07)	20.21	NM	49.48	12.18	49.48	NM	0.00	0.00	0.00	24.62	0.08	0.32
Maximum	25,300	10.00	(0.07)	17.23	NM	58.05	15.88	58.04	NM	0.00	0.00	0.00	27.37	0.05	0.20
Maximum, as adjusted	29,095	10.00	(0.07)	16.13	NM	62.01	17.89	62.00	NM	0.00	0.00	0.00	28.86	0.04	0.14

ALL THRIFTS (88)
Average	458,541	30.69	2.95	26.16	14.40	113.77	13.40	121.38	14.00	0.76	2.53	21.33	11.60	0.80	6.52
Median	84,217	20.90	1.72	18.93	11.68	106.16	11.64	114.19	12.58	0.32	1.51	13.47	10.80	0.93	8.69
OHIO THRIFTS (11)
Average	131,299	22.45	1.47	19.92	19.49	111.01	15.11	119.35	21.11	0.64	2.34	16.79	13.50	0.96	8.11
Median	451,548	26.00	2.56	26.10	10.16	112.94	14.57	118.38	10.51	0.68	3.76	40.36	13.03	1.18	9.01
COMPARABLE GROUP (10)
Average	94,567	15.37	1.15	15.48	16.87	99.61	12.63	104.62	18.18	0.22	1.65	24.11	12.45	0.77	6.91
Median	83,610	14.81	0.98	14.88	13.42	99.91	9.93	106.19	15.51	0.29	1.64	24.35	10.63	0.76	6.01
COMPARABLE GROUP
BFIN BANKFINANCIAL CORP	150,647	10.67	0.65	11.81	16.42	90.35	9.08	90.42	18.40	0.40	3.75	61.54	10.05	0.50	4.96
CNNB CINCINNATI BANCORP	42,837	14.62	1.13	12.40	12.94	117.90	17.23	127.35	12.94	0.00	0.00	0.00	14.61	1.35	9.21
ESSA ESSA BANCORP	183,187	17.33	1.57	18.62	11.04	93.07	9.86	100.81	11.63	0.48	2.77	30.57	10.60	0.84	8.19
FFBW FFBW, INC	83,002	11.80	0.34	10.98	34.71	107.47	23.36	107.96	34.71	0.00	0.00	0.00	21.73	0.68	3.09
HVBC HV BANCORP, INC	47,427	21.80	2.74	20.65	7.96	105.57	8.88	114.32	8.04	0.00	0.00	0.00	8.41	0.93	14.54
IROQ IF BANCORP	84,217	25.99	1.87	25.21	13.90	103.09	10.98	104.42	14.85	0.33	1.25	17.38	10.65	0.75	6.90
MSVB MID-SOUTHERN BANCORP, INC	47,591	15.00	0.59	13.43	25.42	111.69	18.87	111.69	25.42	0.13	0.87	22.03	16.90	0.77	4.45
PRUDENTIAL PBIP BANCORP	106,522	13.58	1.05	16.32	12.93	83.21	9.68	87.56	16.17	0.28	2.06·	26.67	11.63	0.57	5.11
RVSB RIVERVIEW BANCORP	171,317	7.69	0.91	7.95	8.45	96.73	9.99	114.61	10.39	0.29	3.79	32.06	10.32	1.05	9.66
WVFC WVS FINANCIAL CORP	28,921	15.20	0.61	17.46	24.92	87.06	8.32	87.06	29.23	0.31	2.04	50.82	9.56	0.30	2.96

EXHIBIT 44

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

VAN WERT FEDERAL SAVINGS BANK

Offering at the MINIMUM

1. Gross Offering Proceeds

Offering proceeds (1)	$18,700,000
Less: Estimated offering expenses	(1,500,000)
Net offering proceeds	$17,200,000

2. Generation of Additional Income

Net offering proceeds	$17,200,000
Less: Stock-based benefit plans (2)	(2,244,000)
Net offering proceeds invested	$14,956,000

Investment rate, after taxes	1.29%

Earnings increase - return on proceeds invested	$192,588
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	(59,092)
Less: Stock-based incentive plan expense, net of taxes	(118,184)
Less: Option expense, net of applicable taxes	(137,848)
Net earnings increase (decrease)	$(122,536)

3. Comparative Pro Forma Earnings

	Net	Core

Before conversion - 12 months ended 12/31/21	$35,000	$244,000
Net earnings increase (decrease)	(122,536)	(122,536)
After conversion	$(87,536)	$121,464

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 12/31/21	$22,833,444	$22,833,444
Net cash conversion proceeds	14,956,000	14,956,000

After conversion	$37,789,444	$37,789,444

5. Comparative Pro Forma Assets

Before conversion - 12/31/21	$138,553,014
Net cash conversion proceeds	14,956,000

After conversion	$153,509,014

(1)  Represents gross proceeds of public offering.

(2)  Represents ESOP and stock-based incentive plans.

(3)  ESOP and RRP are omitted from net worth.

EXHIBIT 45

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

VAN WERT FEDERAL SAVINGS BANK

Offering at the MIDPOINT

1. Gross Offering Proceeds

Offering proceeds (1)	$22,000,000
Less: Estimated offering expenses	(1,500,000)
Net offering proceeds	$20,500,000

2. Generation of Additional Income

Net offering proceeds	$20,500,000
Less: Stock-based benefit plans (2)	(2,640,000)
Net offering proceeds invested	$17,860,000

Investment rate, after taxes	1.29%

Earnings increase - return on proceeds invested	$229,983
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	(69,520)
Less: Stock-based incentive plan expense, net of taxes	(139,040)
Less: Option expense, net of applicable taxes	(162,174)
Net earnings increase (decrease)	$(140,751)

3. Comparative Pro Forma Earnings

	Regular	Core
Before conversion - 12 months ended 12/31/21	$35,000	$244,000
Net earnings increase (decrease)	(140,751)	(140,751)
After conversion	$(105,751)	$103,249

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible
Before conversion - 12/31/21	$22,833,444	$22,833,444
Net cash conversion proceeds	17,860,000	17,860,000

After conversion	$40,693,444	$40,693,444

5. Comparative Pro Forma Assets

Before conversion - 12/31/21	$138,553,014
Net cash conversion proceeds	17,860,000

After conversion	$156,413,014

(1)  Represents gross proceeds of public offering.

(2)  Represents ESOP and stock-based incentive plans.

(3)  ESOP and RRP are omitted from net worth.

EXHIBIT 46

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

VAN WERT FEDERAL SAVINGS BANK

Offering at the MAXIMUM

1. Gross Offering Proceeds

Offering proceeds (1)	$25,300,000
Less: Estimated offering expenses	(1,500,000)
Net offering proceeds	$23,800,000

2. Generation of Additional Income

Net offering proceeds	$23,800,000
Less: Stock-based benefit plans (2)	(3,036,000)

Net offering proceeds invested	$20,764,000

Investment rate, after taxes	1.29%

Earnings increase - return on proceeds invested	$267,378
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	(79,948)
Less: Stock-based incentive plan expense, net of taxes	(159,896)
Less: Option expense, net of applicable taxes	(186,500)
Net earnings increase (decrease)	$(158,966)

3. Comparative Pro Forma Earnings

	Regular	Core
Before conversion - 12 months ended 12/31/21	$35,000	$244,000
Net earnings increase	(158,966)	(158,966)
After conversion	$(123,966)	$85,034

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible
Before conversion - 12/31/21	$22,833,444	$22,833,444
Net cash conversion proceeds	20,764,000	20,764,000

After conversion	$43,597,444	$43,597,444

5. Comparative Pro Forma Assets

Before conversion - 12/31/21	$138,553,014
Net cash conversion proceeds	20,764,000

After conversion	$159,317,014

(1)  Represents gross proceeds of public offering.

(2)  Represents ESOP and stock-based incentive plans.

(3)  ESOP and RRP are omitted from net worth.

EXHIBIT 47

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

VAN WERT FEDERAL SAVINGS BANK

Offering at the Maximum, as adjusted

1. Gross Offering Proceeds

Offering proceeds (1)	$29,095,000
Less: Estimated offering expenses	(1,500,000)
Net offering proceeds	$27,595,000

2. Generation of Additional Income

Net offering proceeds	$27,595,000
Less: Stock-based benefit plans (2)	(3,491,400)

Net offering proceeds invested	$24,103,600

Investment rate, after taxes	1.29%

Earnings increase - return on proceeds invested	$310,382
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	(91,940)
Less: Stock-based incentive plan expense, net of taxes	(183,880)
Less: Option expense, net of applicable taxes	(214,475)
Net earnings increase (decrease)	$(179,914)

3. Comparative Pro Forma Earnings

	Regular	Core
Before conversion - 12 months ended 12/31/21	$35,000	$244,000
Net earnings increase	(179,914)	(179,914)
After conversion	$(144,914)	$64,086

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible
Before conversion - 12/31/21	$22,833,444	$22,833,444
Net cash conversion proceeds	24,103,600	24,103,600

After conversion	$46,937,044	$46,937,044

5. Comparative Pro Forma Assets

Before conversion - 12/31/21	$138,553,014
Net cash conversion proceeds	24,103,600

After conversion	$162,656,614

(1)  Represents gross proceeds of public offering.

(2)  Represents ESOP and stock-based incentive plans.

(3)  ESOP and RRP are omitted from net worth.

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

VAN WERT FEDERAL SAVINGS BANK

		Premium or (discount)
	Van Wert Federal	from comparable group.
	Savings Bank	Average	Median

Midpoint:
Price/earnings	NM	NM	NM
Price/book value	54.05 *	-45.74%	-45.90%
Price/assets	14.07	11.40%	41.93%
Price/tangible book value	54.05	-48.34%	-49.10%
Price/core earnings	NM	NM	NM

Minimum of range:
Price/earnings	NM	NM	NM
Price/book value	49.48%*	-50.33%	-50.48%
Price/assets	12.18%	-3.41%	22.93%
Price/tangible book value	49.48%	-52.71%	-53.40%
Price/core earnings	NM	NM	NM

Maximum of range:
Price/earnings	NM	NM	NM
Price/book value	58.04%*	-41.73%	-41.91%
Price/assets	15.88%	25.73%	60.24%
Price/tangible book value	58.04%	-44.52%	-45.34%
Price/core earnings	NM	NM	NM

Super maximum of range:
Price/earnings	NM	NM	NM
Price/book value	62.00%*	-37.76%	-37.68%
Price/assets	17.89%	41.65%	80.49%
Price/tangible book value	62.00%	-40.74%	-41.61%
Price/core earnings	NM	NM	NM

*   Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 30 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also experienced in completing valuations for the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm's senior consultants has over twenty-five years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty-five years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty-five years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O'Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O'Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

02/25/2022	/s/ Michael R. Keller
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, VWF Bancorp, Inc., in the amount of $35,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ Michael R. Keller
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 25th day of February 2022.

/s/ Janet M. Mohr
NOTARY PUBLIC